Execution Version ASSET PURCHASE AGREEMENT BY AND BETWEEN DENNY’S CORPORATION AS PURCHASER, AND K2 RESTAURANTS, INC. KEKE’S BUTLER NORTH LLC KEKE’S CORTEZ INC. KEKE’S DURBIN PARK LLC KEKE’S LAKEWOOD RANCH INC. KEKE’S LARGO LLC KEKE’S STRAND LLC KEKE’S WEST TENNESSEE STREET LLC MARKETPLACE BREAKFAST, INC. COLLECTIVELY AS SELLERS AND KEITH MEHAN, KEVIN MEHAN, AS THE PRINCIPALS Dated as of May 3, 2022

i TABLE OF CONTENTS ARTICLE I DEFINITIONS .................................................................................................. 5 1.1 Certain Definitions ........................................................................................... 5 ARTICLE II SALE AND PURCHASE OF ASSETS ........................................................ 13 2.1 Sale and Purchase of the Assets ..................................................................... 13 2.2 Excluded Assets ............................................................................................. 14 2.3 Assumed Liabilities ....................................................................................... 15 2.4 Excluded Liabilities ....................................................................................... 15 2.5 Non-Assignable Assets .................................................................................. 16 ARTICLE III CONSIDERATION...................................................................................... 16 3.1 Consideration ................................................................................................. 16 3.2 Purchase Price Adjustments ........................................................................... 16 3.3 Withholding ................................................................................................... 17 3.4 Purchase Price Allocation .............................................................................. 17 ARTICLE IV CLOSING ..................................................................................................... 19 4.1 Closing ........................................................................................................... 19 4.2 Deliverables ................................................................................................... 19 ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLERS AND PRINCIPALS ............................................................ 20 5.1 Organization and Good Standing ................................................................... 20 5.2 Authorization of Agreement .......................................................................... 20 5.3 Conflicts; Consents of Third Parties .............................................................. 20 5.4 Capitalization ................................................................................................. 21 5.5 Subsidiaries .................................................................................................... 21 5.6 Financial Information .................................................................................... 21 5.7 Undisclosed Liabilities .................................................................................. 21 5.8 Absence of Certain Developments ................................................................. 21 5.9 Taxes .............................................................................................................. 22 5.10 Real Property ................................................................................................. 23 5.11 Tangible Personal Property; Title to and Sufficiency of Assets .................... 24 5.12 Intellectual Property ....................................................................................... 25 5.13 Material Contracts .......................................................................................... 26 5.14 Employee Benefit Plans ................................................................................. 26 5.15 Labor .............................................................................................................. 27 5.16 Legal Proceedings .......................................................................................... 28 5.17 Compliance with Laws; Permits .................................................................... 28 5.18 Environmental Matters .................................................................................. 29 5.19 Suppliers and Customers ............................................................................... 29 5.20 Financial Advisors ......................................................................................... 30

5.21	Inventory	30
5.22	Accounts Receivable	30
5.23	Transactions With Related Parties	30
5.24	Gift Cards	30
5.25	Liquor Licenses	30
5.26	Sellers' Employees	30
5.27	Information Security	31
5.28	Pandemic Matters	31
5.29	No Other Representations and Warranties	31
ARTICLE VI	**REPRESENTATIONS AND WARRANTIES OF PURCHASERS**	**31**
6.1	Organization and Good Standing	32
6.2	Authorization of Agreement	32
6.3	Conflicts; Consents of Third Parties	32
6.4	Sufficiency of Funds	32
6.5	Litigation	32
6.6	Financial Advisors	32
6.7	Independent Investigation	32
ARTICLE VII	**COVENANTS**	**33**
7.1	Conduct of Business; Prior to Closing	33
7.2	Access to Information	33
7.3	Exclusivity	34
7.4	Notice of Certain Events	34
7.5	Governmental and Third-Party Notices and Consents	35
7.6	Closing Efforts	35
7.7	Further Assurances	35
7.8	Confidentiality	35
7.9	Books and Records	36
7.10	Publicity	36
7.11	Collection of Receivables	37
7.12	Tax Matters	37
7.13	Employees	37
7.14	Post-Closing Audited Financial Statements	38
7.15	Non-Competition and Non-Solicitation	38
7.16	Real Property Lease Notices	38
7.17	Use of Names	38
7.18	Undisclosed Contracts	38
7.19	Restrictions On Dissolution	38
7.20	No Purchaser Certifications	38
7.21	Wrong Pocket	38

ii

iii 7.22 Survivability................................................................................................... 39 ARTICLE VIII CONDITIONS TO CLOSING ................................................................. 39 8.1 Conditions to Obligations of Purchasers ........................................................ 39 8.2 Conditions to Obligations of Sellers .............................................................. 40 ARTICLE IX INDEMNIFICATION .................................................................................. 40 9.1 Survival .......................................................................................................... 40 9.2 Indemnification by Sellers and Principals ..................................................... 41 9.3 Indemnification by Purchasers ....................................................................... 41 9.4 Certain Limitations ........................................................................................ 42 9.5 Indemnification Procedures ........................................................................... 42 9.6 Tax Treatment of Indemnity Payments .......................................................... 43 9.7 Exclusive Remedies ....................................................................................... 43 9.8 Release of Escrow .......................................................................................... 44 ARTICLE X TERMINATION ............................................................................................ 44 10.1 Termination .................................................................................................... 44 10.2 Effect of Termination ..................................................................................... 44 10.3 Termination Fee ............................................................................................. 45 ARTICLE XI MISCELLANEOUS ..................................................................................... 45 11.1 Expenses ........................................................................................................ 45 11.2 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial ................................................................................................................ 45 11.3 Entire Agreement; Amendments and Waivers............................................... 46 11.4 Governing Law .............................................................................................. 46 11.5 Notices ........................................................................................................... 46 11.6 Severability .................................................................................................... 46 11.7 Binding Effect; No Third-Party Beneficiaries; Assignment .......................... 47 11.8 Specific Performance ..................................................................................... 47 11.9 Counterparts ................................................................................................... 47 11.10 Non-Recourse ................................................................................................ 47

iv Schedules Schedule 1.1(a) Key Business Employees Schedule 1.1(c) Restaurants Schedule 2.1(b) Fixed Assets Schedule 2.1(f) Assumed Contracts; Customer Deposits Schedule 2.2 Excluded Assets Schedule 3.4(b) Seller Proposed Allocation Schedule 5.3(a) Required Consents Schedule 5.3(b) Governmental consents Schedule 5.5 Subsidiaries Schedule 5.9(a) Tax Extensions Schedule 5.10(a) Real Property Leases Schedule 5.11(a) Personal Property Leases Schedule 5.11(b) Personal Property Title Schedule 5.11(c) Property owned by Related Parties Schedule 5.12(a) Licensed Intellectual Property Schedule 5.12(b) Owned Intellectual Property Schedule 5.12(c) Intellectual Property (Other) Schedule 5.12(d) Intellectual Property Licensed to Third Parties Schedule 5.13(a) Material Contracts Schedule 5.14(a) Employee Benefits Plans Schedule 5.15 Employment Agreements Schedule 5.16 Legal Proceedings Schedule 5.17 Permits Schedule 5.19 Suppliers and Customers Schedule 5.23 Transactions With Related Parties Schedule 5.28 Pandemic Matters Schedule 6.3 Purchaser Consents Exhibits Exhibit A – Form of Assignment and Assumption Agreement Exhibit B – Form of Bill of Sale Exhibit C – Form of Non-Competition and Non- Solicitation Agreement Exhibit D – Form of Trademark and Domain Name Assignment

5 ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 3, 2022, is made by and between (A) Denny’s Corporation, a Delaware corporation (such entity or its permitted assigns (as applicable) is each, a “Purchaser” and together, the applicable entities are the “Purchasers”) and (B) K2 Restaurants, Inc., a Florida corporation, Keke’s Butler North LLC, a Florida limited liability company, Keke’s Cortez Inc., a Florida corporation, Keke’s Durbin Park LLC, a Florida limited liability company, Keke’s Lakewood Ranch, Inc., a Florida corporation, Keke’s Largo LLC, a Florida limited liability company, Keke’s Strand LLC, a Florida limited liability company, Keke’s West Tennessee Street LLC, a Florida limited liability company, Marketplace Breakfast, Inc., a Florida corporation (each, a “Seller” and collectively, “Sellers”), and Principals (as defined below). W I T N E S S E T H: WHEREAS, Purchasers desire to purchase the Purchased Assets (as defined below) and assume the Assumed Liabilities (as defined below) from Sellers, and Sellers desire to sell the Purchased Assets and transfer the Assumed Liabilities to Purchasers, upon the terms and subject to the conditions hereinafter set forth. NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows: ARTICLE I DEFINITIONS 1.1 Certain Definitions. (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1. “Accounts Receivable” means accounts receivable and other trade receivables, and all rights to receive payments arising out of the conduct of the Business, including any rights of any Seller with respect to any third party collection procedures or any other actions or proceedings which have been commenced in connection therewith. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise. “Assignment and Assumption Agreement” means the assignment and assumption agreement with respect to the Assumed Liabilities, in substantially the form attached hereto as Exhibit A. “Bill of Sale” the bill of sale with respect to the Purchased Assets, in substantially the form attached hereto as Exhibit B. “Books and Records” means all books and records of, or related to, the Business, wherever situated, including books, ledgers, files, reports, certificates, documents, plans, operating records, data, manuals, price lists, mailing lists, email lists, lists of customers, directories, sales and promotional materials, purchasing materials, inventory records, personnel records, research, design and product and/or services development files, accounting records and all related documentation, in each case, irrespective of the media in which such books and records are stored. “Business” means the business of (i) operating the Keke’s Breakfast Cafe chain of restaurants, (ii) developing, owning, operating, marketing and advertising Restaurant Services, and providing third parties the rights to develop, own, operate, market and advertise Restaurant Services, and (iii) all other activities conducted by Sellers prior to the date hereof directly supporting the performance of the Restaurant Services.

6 “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, or Spartanburg, South Carolina, are authorized or required by Law to close. “Business Employees” means (i) all Restaurant employees employed by any Seller immediately prior to the Closing; and (ii) each employee (other than a Restaurant employee) of any Seller whose employment duties immediately prior to the Closing are primarily dedicated to the performance of services (including administrative or back-office support services) for the Business and only to the extent that such employees are set forth on Schedule 1.1(a) as of the date of this Agreement. “CAA” means the Consolidated Appropriation Act of 2021, Pub. L. 116-260. “Cap” has the meaning set forth in Section 9.5(b). “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, Pub. L. 116-136, as amended by the Paycheck Protection Program Flexibility Act of 2020, Pub. L. 116-142, and the CAA, and as may be further amended and in effect from time to time and any guidance issued by any regulatory authority thereunder and other related Laws in effect currently or in the future in the United States. “Closing Date Liabilities” means the current liabilities of the Business as of the Closing Date, including payroll, payroll taxes, sales taxes, and vendor invoices. “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder. “Contract” means any written or oral agreement, contract, purchase or sale order, license, indenture, note, mortgage, guarantee, bond, lease, commitment, easement, right of way, arrangement or understanding. “Data Room” means the Firmex data room establish by Northland Securities, Inc. named “Keke’s Breakfast Café.” “Employment Agreement” means the Executive Employment Agreement between Nathan Martin and an Affiliate of Purchasers. “Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including the air within buildings and natural or man-made structures above or below ground), plant and animal life, and any other environmental medium or natural resource. “Environmental Law” means any Law, and any Order or binding agreement with any Governmental Body relating to (i) pollution (or the cleanup thereof) or the generation, manufacturing, processing, production, use, management, treatment, transportation, storage, handling, recycling, reclamation, reporting, disposal, or remediation of any Hazardous Substance or the Release of Hazardous Substances, or protection, preservation or restoration of the Environment or (ii) human health and safety with respect to exposures to and management of Hazardous Substances, or (iii) occupational health and safety. “Environmental Permits” means all Permits required under or issued pursuant to any Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder. “Escrow Agent” means Truist Bank, or such other escrow agent mutually agreed by the Sellers and Purchasers. “Escrow Agreement” means the agreement between the Escrow Agent, Sellers and Purchasers, in form reasonably satisfactory to Sellers and Purchasers. “Escrow Amount” has the meaning set forth in Section 4.2(b).

7 “Escrow Fund” means the Escrow Amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement. “FFCRA” means the Families First Coronavirus Response Act of 2020, Pub. L. 116-127. “Fraud” means, with respect to any Person, the intentional (and not constructive) fraud of such Person effected by such Person making a representation contained in this Agreement with the actual (and not constructive) knowledge of such Person that such representation was false when made (as opposed to the making of a representation negligently, recklessly or without actual knowledge of its truthfulness) and which was made with the express intention of inducing the Person to whom such representation was made (the “Recipient”) to enter into or consummate the transactions contemplated by this Agreement and upon which Recipient has reasonably relied to its material detriment. “Financial Statements” means, as prepared in accordance with the income tax basis of accounting, (i) the balance sheet of K2 Restaurants, Inc. as of December 31, 2021(unaudited) and December 31, 2020 (audited), and the statements of income, changes in equity and cash flows of K2 Restaurants, Inc. for the fiscal years ended December 31, 2021 (unaudited) and December 31, 2020 (audited), (ii) unaudited balance sheets of Keke’s Butler North LLC, Keke’s Cortez Inc., Keke’s Durbin Park LLC, Keke’s Lakewood Ranch Inc., Keke’s Largo LLC, Keke’s Strand LLC, Keke’s West Tennessee Street LLC, and Marketplace Breakfast, Inc. as of December 31, 2021 and December 31, 2020 and the statements of income of the such Sellers for the fiscal years ended December 31, 2021 and December 31, 2020 and (iii) the Most Recent Balance Sheet and unaudited statements of income of Sellers for the partial year period ending as of the Most Recent Balance Sheet Date. “Franchising Assets” means the Purchased Assets other than the Restaurant Assets, including, without limitation, Sellers’ Intellectual Property and those Purchased Assets primarily related to Sellers’ operations as a franchisor. “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, applied consistently with past practice. “Gift Cards” means any pre-paid balance cards that are sold by any of Sellers to customers or to a retailer for resale to customers and redeemable for the purchase of food or beverages at a Restaurant. “Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, provincial, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private). “Hazardous Substance” means any substance, material or waste, whether solid, liquid or gaseous, that is (a) presently listed, defined, designated, characterized, or classified as hazardous, toxic, infectious, radioactive, dangerous, as a pollutant or contaminant, or otherwise regulated, under any Environmental Law; (b) may pose a present or potential hazard to human health or the Environment when improperly handled, released, disposed of, treated, stored, transported, recycled or otherwise managed; and (c) shall include pathogens, special waste, petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and 1-4 dioxane. “Holdback Amount” has the meaning set forth in Section 4.2(b). “Indebtedness” means, without duplication (a) all obligations of Sellers for borrowed money or advances, (b) all obligations of Sellers evidenced by notes, bonds, debentures or other instruments, (c) all reimbursement obligations of Sellers under letters of credit to the extent such letters of credit have been drawn, (d) all obligations of Sellers under capitalized leases and purchase money obligations to the extent any such lease or obligation is required to be accrued as indebtedness in accordance with GAAP, (e) all obligations of Sellers for guarantees of another Person in respect of any items set forth in clauses (a) through (d), (f) all outstanding prepayment premium obligations of Sellers, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (e), and (g) all liabilities of Sellers with respect to any current or former employee, officer or director of any such Seller that arise before the Closing Date, including liabilities with respect to any Seller Employee Plan, deferred compensation, all workers’ compensation claims, and any employment Taxes payable by Sellers with respect to the foregoing, in each case with respect to clauses (a) through (f), as calculated in accordance with GAAP.

8 “Indemnification Claim” means any claim in respect of which payment may be sought under Article IX of this Agreement. “Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) all patents (including, without limitation, utility patents, design patents, industrial designs, plant patents, inventors’ certificates and utility models), patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in- part and extensions), and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof (collectively, “Patents”); (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, slogans, Internet domain names, and individual, corporate, business and product names, together with all translations, adaptations, derivations, and combinations thereof, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, “Marks”); (iii) all copyrightable works, all copyrights and applications, registrations and renewals therefor, works of authorship and mask work rights (collectively, “Copyrights”); (iv) all trade secrets and confidential business information (including ideas, research and development, knowhow, formulas, recipes, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, lists of past and present customers, pricing and cost information, and business and marketing plans and proposals); (v) all Internet domain names, Uniform Resource Locators (URLs), websites and social media accounts (including but not limited to Facebook, Twitter, Instagram, Tumblr, and LinkedIn), together with login and password information, and rights in the telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith; (vi) all Software (including source code, executable code, data, databases, and related documentation) and Technology; (vii) all advertising and promotional materials; (viii) all other proprietary rights; and (ix) all copies and tangible embodiments of any of the foregoing in any form or medium whatsoever. “Inventory” means all inventory, stock in trade, merchandise, goods, supplies and other products, raw materials, work in progress, finished products, supply and packaging items, promotional materials and similar items, wherever located, including, without limitation, together with all rights of each Seller against suppliers of such inventories, including rights to receive refunds, rebates or credits in connection with the purchase thereof. “Inventory Adjustment Amount” means $75,000; provided, that if, within three (3) Business Days following the Closing Date, the Purchasers determine the Business has not been operated in the Ordinary Course of Business since the Most Recent Balance Sheet Date, then such term shall mean Purchaser’s reasonable, good faith estimate of the aggregate value of all Inventory maintained at each of the Restaurants by the applicable Seller as of the Closing. “IRS” means the Internal Revenue Service. “Key Business Employees” are the Business Employees set forth on Schedule 1.1(a). “Knowledge of Sellers” means (i) the actual knowledge of any Seller or Principal and (ii) the knowledge that any Seller or Principal, after reasonable investigation, would have obtained in the ordinary conduct of its business. “Laws” means all foreign, federal, state and local laws, common law, statutes, codes, ordinances, rules, regulations, resolutions, Orders, requirement or other government restriction or guideline having the force of law, or any determination by, or interpretation of any of the foregoing by any judicial authority. “Lease Assignments” means the assignments of lease between Purchaser and each Seller for the respective Restaurant, in form and substance reasonably acceptable to Purchaser. “Legal Proceeding” means any judicial, administrative or arbitral action, notice, suit, claim, inquiry, investigation or proceeding (public or private) by or before a Governmental Body, Taxing Authority, arbitrator or mediator (or panel of arbitrators or mediators). “Liability” means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

9 “Licensed Intellectual Property” means all Intellectual Property (other than widely available, commercial off-the-shelf third-party Software licensed to Sellers on a non-exclusive basis) licensed to Sellers. “Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, title defect, servitude, covenant, transfer restriction, encroachment, reservation, municipal bond, irregularities of title, or any other restriction or limitation of any kind. “Losses” means any and all losses, damages, liabilities, claims, demands, suits, judgments, penalties, fines, notices, actions, proceedings, assessments, awards, charges, interest, settlements, penalties, costs and expenses, including reasonable attorneys’ fees, investigation fees, and other professional fees and the cost of enforcing any right to indemnification hereunder; provided, that “Losses” shall not include any punitive damages, except to the extent actually payable, in connection with a third-party claim subject to indemnification hereunder, to a third party that is not an Affiliate of an Indemnified Party. “Material Adverse Effect” means any fact, circumstance, event, change, result or effect that is or could reasonably be expected to have (individually or in the aggregate) a materially adverse effect on:(a) the business, assets, properties, results of operations, condition (financial or otherwise) or performance of any Seller, the Business or the Purchased Assets or (b) the ability of any Seller to consummate any of the transactions contemplated by this Agreement, but shall not include any fact, circumstance, event, change, result or effect, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States or foreign economies, fiscal or monetary policy, sovereign indebtedness or securities, banking or financial markets in general or credit markets in general, including in interest rates or the availability of financing; (ii) changes, conditions or effects that affect the industries in which any Seller operates (provided such change does not disproportionately affect any Seller); (iii) any change, effect or circumstance resulting from an action expressly required by this Agreement; (iv) the effect of any changes in applicable Laws or accounting rules or principles, including GAAP, or the enforcement, implementation or interpretation thereof; (v) any change, effect or circumstance resulting from the execution or announcement of this Agreement; (vi) any change, effect or circumstance resulting from changes in political conditions; (vii) conditions caused by acts of terrorism or war (whether or not declared), military actions or the escalation thereof; or (viii) any natural or man-made disaster or acts of God, including hurricanes, inclement weather, floods, fire and tornados. “Most Recent Balance Sheet” means the unaudited balance sheet of Sellers as of the Most Recent Balance Sheet Date. “Most Recent Balance Sheet Date” means December 31, 2021. “Non-Competition and Non-Solicitation Agreement” means that certain Non-Competition and Non- Solicitation Agreement in substantially the form attached hereto as Exhibit C. “Order” means any order, injunction, judgment, decree, determination, ruling, writ, assessment or arbitration or other award of a Governmental Body. “Ordinary Course of Business” means the ordinary and usual course of business of Sellers related to the Business and consistent with past practices and applicable Law. “Organizational Documents” means any charter, certificate of incorporation, certificate of formation, articles of incorporation, articles of association, memorandum of association, bylaws, operating agreement or similar formation or governing documents and instruments. “Overtime Payment” means the excess (if any) of (x) the aggregate amount of overtime wages required to be paid to Business Employees of the Restaurants for overtime worked during the week of Closing, over (y) $3,000. “Owned Intellectual Property” means all Intellectual Property owned by any of Sellers, including (without limitation) all: (i) registered and unregistered Marks (excluding Internet domain names); (iii) unregistered Copyrights; (iv) registered Internet domain names; (v) trade names; and (vi) social media pages. “PPP Rules” means all statutes applicable to the Paycheck Protection Program. “Pandemic” means the outbreak of COVID-19.

10 “Paycheck Protection Program” means the Paycheck Protection Program of the Small Business Act, 15 U.S.C. §636, as amended by the CARES Act, the Paycheck Protection Program Flexibility Act of 2020, P.L. 116- 142, and the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act Pub. L. 116-260, enacted as part of the CAA, as each may be further amended and in effect from time to time and any guidance issues by the United States Department of the Treasury, the SBA or any other regulatory authority thereunder and other related Laws in effect currently or in the future in the United States. “Payoff Letters” means those payoff letters (including payoff amount and wire instructions of the Person to whom such payment will be made) evidencing payoff of the Indebtedness and the release of, or the irrevocable commitment to release upon receipt of payment of such Indebtedness of, Sellers from any and all Liabilities with respect thereto, together with all necessary UCC termination statements or other documentation to evidence the satisfaction of such Indebtedness and the release of all Liens on the Purchased Assets, all in form and substance reasonably acceptable to Purchasers (it being understood and agreed that UCC termination statements may be prepared and filed by the applicable lienholder after such lienholder’s receipt of the applicable payoff amount). “Permits” means any approvals, authorizations, registration, consents, licenses, permits, certificates, waivers and similar rights obtained, or required to be obtained, from a Governmental Body. “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity. “Personal Information” means information that identifies, or could reasonably be used to identify, any natural persons (including names, addresses, telephone numbers, email addresses, social security numbers, and/or account information). “Post-Closing Adjustment Amount” means, without duplication: (i) the amount of petty cash maintained at each of the Restaurants by the applicable Seller as of the Closing; plus (ii) the Inventory Adjustment Amount; plus (iii) the prepaid amounts under the Real Property Leases as of the Closing and attributable to any period on and after the Closing Date; plus (iv) the aggregate amount of the security deposits under the Real Property Leases; plus (v) the aggregate amount of all utility deposits; plus (vi) franchise royalties actually received by Purchasers prior to the date the Post-Closing Adjustment Amount is finally determined and attributable to any period prior to the Closing Date; plus (vii) third party receivables due to Sellers prior to the Closing Date and actually received by the Purchaser prior to date the Post-Closing Adjustment Amount is finally determined; plus (viii) credit card receivables due to Sellers prior to the Closing Date and actually received by a Purchaser prior to the date the Post-Closing Adjustment Amount is finally determined; minus (vii) the face amount of outstanding Gift Cards as of the Closing; minus (viii) the Overtime Payment. “Post-Closing Adjustment Statement” has the meaning set forth in Section 3.2(e). “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date. “Principals” means Keith Mahen and Kevin Mahen. “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, dumping, dispersal or leaching of a Hazardous Substance into the Environment, including the abandonment or discarding of barrels, containers, and other receptacles containing Hazardous Substances, the movement or migration through any conduit into the Environment or as otherwise defined under Environmental Laws. “Remedial Action” means, to the extent required by Environmental Laws or by a Governmental Body pursuant to Environmental Law, action to clean up soil, surface water, sediments, soil vapor or groundwater (including drinking water) in response to a Release, including associated action taken to investigate, monitor, assess and evaluate the extent and severity of any such Release; action taken to remediate any such Release; post- remediation monitoring of any such Release; actions to comply with and maintain institutional or engineering controls and for any post-closure care; and preparation of all reports, studies, analyses or other documents relating to the foregoing. “Remedial Action” also refers to any judicial, administrative or other proceeding relating to any of the foregoing, including the negotiation and execution of judicial or administrative consent decrees; responding to information requests by any Governmental Body; or defending claims brought by any Governmental Body or any

11 other Person other than Purchasers or their Affiliates, whether such claims are equitable or legal in nature, relating to the clean-up of the Environment in response to a Release. “Representative” means, with respect to any Person, any and all managers, directors, officers, employees, consultants, financial advisors, counsel, accountants, or other agents or intermediaries of such Person. “Required Consents” means consents that are required under the Assumed Contracts set forth on Schedule 5.3(a) under the heading “Required Consents.” “Restaurant Assets” means those assets related to Sellers’ Restaurant operations, excluding any Intellectual Property. “Restaurants” means each of the restaurants located as set forth on Schedule 1.1(c), which restaurants are being acquired pursuant to this Agreement. “Restaurant Services” means the operation and management of Keke’s Breakfast Cafe quick service, casual dining, fast casual, family dining, take-out, catering and similar restaurant services, including (i) the sale of apparel, souvenirs and similar incidental retail goods and products related to such services and (ii) the online or on-demand delivery of food prepared through such services. “Schedules” means the disclosure schedules of Sellers and Purchasers, as applicable, accompanying this Agreement. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Seller Closing Certificate” means a certificate, dated as of the Closing Date and signed by a duly authorized officer of each Seller, that each of the conditions set forth in Section 8.1(a) and Section 8.1(b) have been satisfied. “Seller IP” means the Owned Intellectual Property and Licensed Intellectual Property. “Seller Secretary’s Certificate” means a certificate of the Secretary (or equivalent officer) of each Seller certifying that attached thereto are certified copies of each Seller’s Organizational Documents, and true and complete copies of all resolutions of each Seller’s board of directors and shareholders or manager and members, as applicable, approving the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and certifying the names of the officers of each Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder. “Seller Tax” means any Tax, if and to the extent that any Seller is or may be potentially liable under applicable Law, under Contract or on any other grounds (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as a result of any Tax sharing or other agreement, or by operation of law) for any such Tax). “Seller Tax Return” means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including, without limitation, any consolidated, combined or unitary return) filed or required to be filed with any Taxing Authority, if, in any manner or to any extent, relating to or inclusive of each Seller or any Seller Tax. “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow- charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing. “Straddle Period” means any Tax period beginning before the Closing Date and ending after the Closing

12 Date. “Subsidiary” means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by any Seller or with respect to which any Seller, directly or indirectly, has the power to elect a majority of such Person’s board of directors or similar governing body or otherwise to direct the business and policies of such Person. “Successor Tax” means any Tax with respect to any Pre-Closing Tax Period that is transferred to any Purchaser as a result of any Purchaser entering into this Agreement or any Purchaser’s purchase of the Purchased Assets, whether by succession, contract, or otherwise by operation of applicable successor liability Law, including under Treasury Regulations Section 1.1502-6 (or any similar provision of Law). “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax. “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii). “Taxing Authority” means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (iv) multi-national organization or body, or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature. “Technology” means, collectively, all trade secrets, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other works of authorship, and other tangible embodiments of the foregoing, in any form, whether or not specifically listed herein, and all related technology used by any Seller in connection with, or that relate to, the Business. “Trademark and Domain Name Assignment” means the trademark and domain name assignment, in substantially the form attached hereto as Exhibit D. “Transaction Documents” means (i) this Agreement, (ii) Assignment and Assumption Agreement, (iii) Bill of Sale, (iv) Employment Agreement, (v) each Seller’s income tax withholding form, in the form provided previously to Purchasers, (vi) Seller Closing Certificate(s), (vii) Seller Secretary’s Certificate(s), (viii) Non-Competition and Non-Solicitation Agreements, (ix) Trademark and Domain Name Assignment, (x) Lease Assignments (xi) Escrow Agreement, (xii) any other document or instrument to be executed and delivered on or prior to the Closing in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents, as reasonably requested by Purchasers, and (xiii) any Schedule, Annex or Exhibit to any of the foregoing. “Treasury Regulations” means the final or temporary regulations that have been promulgated under the Code by the U.S. Department of the Treasury, and any successor regulations. (b) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: (i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference

13 date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. (ii) Dollars. Any reference in this Agreement to $ shall mean U.S. dollars. (iii) Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. The specific disclosures set forth in the Schedules shall be organized to correspond to a specific section reference in this Agreement to which the qualifying and correspondingly numbered disclosure relates, together with appropriate cross-references when disclosure is applicable to other sections of this Agreement, and any disclosure set forth in one section of the Schedules shall not apply to, and shall not be deemed to be disclosed for purposes of, any other section of the Schedules unless (A) such other section is referenced by applicable cross- reference or (B) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other section of the Schedules. (iv) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. (v) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. (vi) Herein. The words “herein,” “hereinafter,” “hereof,” and “hereunder” used herein refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. (vii) Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. (viii) Made Available. An item shall be considered “made available” to Purchasers, to the extent such phrase appears in this Agreement, only if such item has been provided in writing to Purchasers or has been uploaded to the Data Room by 10:00 a.m. (Eastern Time) on May 3, 2022. (ix) Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements or information, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements or information that relate to the subject matter of such representation, (B) such item is otherwise specifically set forth on the balance sheet or financial statements or information or (C) such item is reflected on the balance sheet or financial statements or information and is specifically set forth in the notes thereto. (c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. ARTICLE II SALE AND PURCHASE OF ASSETS 2.1 Sale and Purchase of the Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Purchasers, and Purchasers shall purchase and acquire from Sellers, free and clear of all Liens, all right, title and interest of Sellers in and to all of its properties, assets, contracts and rights, of every kind and description and wherever located, related to, used in or

14 intended for use in connection with the Business as currently conducted or currently contemplated to be conducted, other than the Excluded Assets (as defined below) (collectively, the “Purchased Assets”), including without limitation the following: (a) petty cash maintained at each of the Restaurants by the applicable Seller; (b) all fixed assets, including, without limitation, all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property wherever located, including, without limitation, those set forth on Schedule 2.1(b); (c) Accounts Receivable, including franchise royalties; (d) Inventory; (e) all rights to Permits to the extent transferable, including, without limitation, those set forth on Schedule 5.17; (f) all contracts set forth on Schedule 2.1(f) (the “Assumed Contracts”) and all rights of any Seller thereunder and all customer deposits and prepayments associated with any Assumed Contracts (the “Customer Deposits”), including, without limitation, those Customer Deposits set forth on Schedule 2.1(f); (g) all rights under or pursuant to all representations, warranties, guarantees and indemnities made by any third party related to any Purchased Assets; (h) all real property, leaseholds and subleaseholds in real property, and easements, rights-of-way and other appurtenances thereto; (i) all insurance proceeds, condemnation proceeds or rights, transferable or assignable claims for insurance proceeds, and any other claims, warranties, prepayments, prepaid assets, prepaid expenses (to be allocated pro rata), prepaid revenues, rebates, refunds, causes of action, rights of recovery, rights of setoff and rights of recoupment (including any such item related to the payment of Taxes); (j) deposits (including security deposits) to the extent such deposits relate to a Purchased Asset; (k) all of the goodwill and going concern value relating to the Business or any of the Purchased Assets; (l) all of the Seller IP; and (m) all other intangible and tangible assets, including, without limitation, all Books and Records, computer hardware, Software and electronic data, all supplier information, lists and correspondence, all customer information, reservation data, lists and correspondence, all licensee information, lists and correspondence, equipment logs, operating guides and manuals, all sales records, all research, statistical, production, marketing and promotional materials, records, files, reports and other documents and data, all business post office boxes and business telephone listings, all research results and other know-how, and all other materials, records, files and data, in whatever form contained. 2.2 Excluded Assets. Except as otherwise set forth in Section 2.1, from and after the Closing, each of Sellers shall retain all of its existing right, title and interest in and to (a) any Seller Benefit Plan (as defined below) and the assets attributable thereto; (b) any automobile leases in the name of a Principal or primarily for the benefit of a Principal; (c) all outstanding shares of capital stock or interests and rights to acquire capital stock or interests of any Seller; (d) all casualty, liability or other policies of insurance maintained by or on behalf of Seller; (e) all bank accounts of any Seller and all cash and cash equivalents related to the Business to the extent on deposit in such bank accounts or in any Seller’s possession in transit to any such bank account; (f) assets listed on Schedule 2.2; (g) deposits (including security deposits) to the extent such deposits do not relate to a Purchased Asset; (h) the minute books, Organizational Documents, stock certificates, stock ledgers, and other corporate records of Sellers and their Affiliates; (i) all rights, claims or causes of action of Sellers and any Selling Parties arising under or in connection with this Agreement or any other Transaction Document; (j) any Tax losses and rights to refunds and credits from any federal, state or local taxing authority relating to any Pre-Closing Tax Period;

15 (k) all rights to any claims or actions of any nature available to or being pursued by Sellers or Principals to the extent relating to any of the foregoing Excluded Assets, whether arising by way of counterclaim or otherwise; and (l) all supplier marketing rebates attributable to periods prior to the Closing (collectively, the “Excluded Assets”). 2.3 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchasers shall assume and pay, honor, perform and discharge when due: (a) all Liabilities to be paid, performed or discharged under the Assumed Contracts (i) arising after the Closing and (ii) not related to, or arising out of, any breach of any Assumed Contract; (b) all obligations assumed by Purchasers under Section 7.11; (c) all obligations with respect to Gift Cards; (d) all obligations with respect to Overtime Payments; (e) all Liabilities for Taxes related or attributable to the Purchased Assets or the Business other than Taxes that are the responsibility of Sellers pursuant to Section 2.4(e) (collectively, the “Assumed Liabilities”). 2.4 Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, Purchasers shall not assume or in any way be responsible for, and Sellers shall remain obligated to pay, honor, perform and discharge, all of the Liabilities of Sellers (other than the Assumed Liabilities) (collectively, the “Excluded Liabilities”), including, without limitation: (a) any Liabilities arising out of or relating to each Seller’s ownership, use or operation of the Business and the Purchased Assets, in each case prior to the Closing, arising by operation of law under any common law or statutory doctrine (other than the Assumed Liabilities); (b) any Liabilities based upon, relating to, arising under or with respect to the Excluded Assets or the ownership, operation or use of any businesses of Sellers or any of their Affiliates, other than the Business, whether before, at or after the Closing; (c) all payables and Indebtedness of Sellers (except to the extent taken into account in the calculation of the Post-Closing Adjustment Amount); (d) any Liabilities directly or indirectly arising out of or related to any breach of Contract by any Seller occurring or existing prior to the Closing; (e) any Liabilities or obligations for (i) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period, (ii) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for the portion of any Straddle Period ending on and including the Closing Date, (iii) any other Taxes of Sellers or any of their equity holders or Affiliates, including Taxes that arise as a result of the sale of the Business or the Purchased Assets pursuant to this Agreement, and (iv) any Successor Taxes; (f) any Liabilities of Sellers based upon, relating to, or arising under or with respect to: (i) any Seller Benefit Plan, (ii) the employment or termination of employment or service: (x) of any employee of any Seller employed by Purchasers following the Closing which relate to events occurring on or prior to the Closing and (y) of any current or former employee, consultant, independent contractor, leased employee or other agent of any Seller who is not employed by Purchasers following the Closing, and (iii) workers’ compensation claims, unemployment insurance premiums or any claims arising under any federal, state or local tax withholding, employment, labor or discrimination Laws of (x) any employee employed by Purchasers following the Closing which relate to events occurring on or prior to the Closing and (y) any current or former employee, consultant, independent contractor, leased employee or other agent of any Seller who is not employed by Purchasers following the Closing which relate to events occurring at any time; (g) any Liability based upon, arising under or with respect to any Environmental Law, including any Liability of Sellers in any way pertaining to or arising from the acts, omissions or strict liability of any predecessor of Sellers and any obligation or Liability for any Remedial Action arising out of or related to any condition or occurrence in existence prior to the Closing; (h) any Liability based upon, arising under or with respect to any matter disclosed or required to be disclosed in Schedule 5.16; and (i) any Liabilities of any Seller with respect to any COVID-19 Assistance received by Seller.

16 2.5 Non-Assignable Assets. Notwithstanding anything in this Agreement to the contrary, to the extent that the assignment of any Assumed Contract or the transfer of any property or asset (including but not limited to any Permit) requires the consent of any other Person, or shall be subject to any option by any other Person by virtue of a request for permission to assign or transfer, or by reason of or pursuant to any transfer to Purchasers, this Agreement shall not constitute an agreement to assign any such Assumed Contract, property or asset or any claim or right or any benefit arising thereunder or resulting therefrom if any such attempted assignment would constitute a default thereunder or in any way adversely affect the rights of Purchasers thereunder. If consent to the assignment or transfer of any such Assumed Contract, property or asset is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Purchasers thereunder, then, at any Purchaser’s request, Sellers shall cooperate with such Purchaser in any reasonable arrangement designed to provide to such Purchaser the benefits under such Assumed Contracts, properties and assets, including without limitation, enforcement for the account of Purchasers (reasonable expenses to be borne by Purchasers) of any and all rights of Sellers against the other party thereto arising out of the breach or cancellation thereof by such party or otherwise; provided that such cooperation by Sellers shall not cause Sellers to violate any terms of such Assumed Contract; provided, further, that Purchasers shall assume all of the post-Closing liabilities of Sellers under such Assumed Contracts (other than Excluded Liabilities) to the extent to which Purchasers receives the post-Closing benefits thereof. ARTICLE III CONSIDERATION 3.1 Consideration. The aggregate purchase price for the Purchased Assets shall be Eighty-Two Million Five Hundred Thousand Dollars ($82,500,000.00) (the “Initial Cash Payment”), subject to the adjustments described in Section 3.2 (the “Purchase Price”), plus the assumption of the Assumed Liabilities. 3.2 Purchase Price Adjustments. (a) The Purchase Price shall be: (i) increased by the Post-Closing Adjustment Amount (if such amount is positive) or (ii) decreased by the Post-Closing Adjustment Amount (if such amount is negative). The Purchase Price shall also be increased by any amount paid to Sellers pursuant to Section 3.4. (b) Within 90 days following the Closing Date, Purchasers shall prepare and deliver to Sellers a statement setting forth the Post-Closing Adjustment Amount (the “Post-Closing Adjustment Statement”), and such Post-Closing Adjustment Statement shall also set forth Purchasers’ calculation of the Post-Closing Adjustment Amount. Sellers shall cooperate as reasonably requested by Purchasers in connection with Purchasers’ preparation of the Post-Closing Adjustment Statement. Sellers shall have a period (the “Review Period”) of 60 days from the delivery of the Post-Closing Adjustment Statement to Sellers in order to review such Post-Closing Adjustment Statement and supporting documents. In connection therewith, from and after the Closing Date, Purchasers shall provide Sellers with reasonable access to all records and work papers necessary to compute and verify the Post- Closing Adjustment Statement. If, as a result of such review, Sellers disagree with the Post-Closing Adjustment Statement, Sellers shall deliver to Purchasers a written notice of disagreement (a “Dispute Notice”) prior to the expiration of the Review Period setting forth the basis for such dispute, the amounts in dispute and, if practicable, Seller’s alternative calculation of the Post-Closing Adjustment Amount. The Post-Closing Adjustment Amount set forth on the Closing Adjustment Statement shall be final and binding: (i) If Sellers do not deliver a Dispute Notice to Purchasers prior to the expiration of the Review Period (or they deliver a written notice accepting the Post-Closing Adjustment Statement). (ii) If Sellers deliver a Dispute Notice to Purchasers in a timely manner, then Sellers and Purchasers shall attempt in good faith to resolve such dispute within 30 days from the date of such Dispute Notice. If Sellers and Purchasers cannot reach agreement within such 30-day period (or such longer period as they may mutually agree), then Sellers or Purchasers may elect to refer such dispute to a nationally or regionally recognized certified public accounting firm as may be jointly selected by Purchasers and Sellers (the “Neutral Accountant”). The parties agree to cooperate with one another in the engagement of the Neutral Accountant for such purposes. Each party shall thereupon furnish to the Neutral Accountant such reasonable work papers and other documents and information relating to the calculation of the Post-Closing Adjustment Statement as that party may desire or as the Neutral Accountant may request, and each party will be afforded the opportunity to present information to the Neutral Accountant and to discuss the determination of the Post-Closing Adjustment Statement with the Neutral Accountant.

17 The Neutral Accountant shall resolve such dispute as promptly as may be reasonably practicable and shall deliver a written opinion setting forth a final determination of the Post-Closing Adjustment Amount that shall be final and binding on Sellers and Purchasers and shall be used in computing the amount of any adjustment to the Purchase Price. All fees and expenses of the Neutral Accountant shall be shared equally between Sellers, on the one hand, and Purchasers, on the other hand. (c) Post-Closing Adjustment Amount and Holdback Amount. If the final, binding amount of the Post- Closing Adjustment Amount is a positive number, then such amount (together with the Holdback Amount) shall be paid to Sellers. If the final, binding amount of the Post-Closing Adjustment Amount is a negative number not in excess of the Holdback Amount, then such amount shall be deducted from the Holdback Amount, and the resulting balance shall be paid to Sellers. If the final, binding amount of the Post-Closing Adjustment Amount is a negative number that is in excess of the Holdback Amount, then Sellers shall pay such excess amount to Purchasers. Payments under this Section 3.2(d) shall be made to Sellers or Purchasers, as applicable, within two (2) Business Days following the final, binding determination of the Post-Closing Adjustment Amount, by wire transfer of immediately available funds to such account(s) as Sellers or Purchasers, as applicable, designate to other by written notice; provided, however, that payment by Purchasers shall be subject to the delivery by Sellers of evidence of payment of Closing Date Liabilities, including tax clearance certificates contemplated by Section 7.12(e). (d) Adjustments for Tax Purposes. Any adjustment to the Purchase Price made pursuant to this Section 3.2 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. 3.3 Withholding. Notwithstanding anything to the contrary herein, Purchasers shall be entitled to deduct and withhold any Taxes required to be deducted and withheld from the Purchase Price by applicable Law. To the extent that amounts are so deducted and withheld by Purchasers, such amounts shall be treated for all purposes of this Agreement as having been paid to Sellers. 3.4 Purchase Price Allocation. (a) Sellers and Purchasers hereby agree that the Purchase Price (and any other items required for Tax purposes) shall be allocated for purposes of Taxes, among each Seller and further among the Purchased Assets (including, but not limited to (i) Inventory of stock in trade, (ii) furniture and fixtures, (iii) machinery and equipment, (iv) land and buildings, (v) covenants not to compete, (vi) goodwill and other intangible assets, and (vii) other assets) in accordance with the rules of Section 1060 of the Code and the Treasury Regulations promulgated thereunder and any similar provision of state, local or foreign law. Purchasers shall retain an accounting firm to prepare the allocation (the “Purchase Price Allocation”), and such allocation by the accounting firm shall be final and binding on Sellers and Purchasers. Purchasers and Sellers shall (A) cooperate in the filing of any forms (including Form 8594 under Section 1060 of the Code) with respect to the Purchase Price Allocation, including any amendments to such forms required pursuant to this Agreement with respect to any adjustments to the Purchase Price and (B) file all federal, state and local Tax Returns and related tax documents consistent with such allocations, as the same may be adjusted pursuant to the terms of Section 3.2 or any other provisions of this Agreement, and not take any position (whether in audits, Tax Returns or otherwise) inconsistent with such allocation unless otherwise required by applicable law. Notwithstanding anything in this Agreement to the contrary, no amendment to the Purchase Price Allocation shall be effective without the approval and consent of Purchasers and Sellers. (b) Schedule 3.4(b) sets forth Sellers’ proposed allocation of the Purchase Price (the “Seller Proposed Allocation”). (c) As used in this Agreement: (i) The “Deal Tax Clawback” means the excess (if any) of (x) the Deal Tax Increase paid pursuant to Section 3.4(e) or Section 3.4(f) over (y) the final Actual Deal Tax Increase. (ii) The “Deal Tax Increase” means the product of (x) the OI Allocation Increase multiplied by (y) 0.17, rounded to the nearest cent.

18 (iii) The “Final OI Allocation” means the amount of Sellers’ taxable gain attributable to Purchase Price allocated to Purchased Assets as to which ordinary income would be recognized upon sale thereof, as reflected in the Purchase Price Allocation. (iv) The “OI Allocation Increase” means the excess (if any) of: (x) Final OI Allocation over (y) the Seller Proposed OI Allocation. (v) The “Seller Proposed OI Allocation” means the amount of Sellers’ taxable gain attributable to Purchase Price allocated to Purchased Assets as to which ordinary income would be recognized upon sale thereof, as reflected in the Seller Proposed Allocation. (d) If the Deal Tax Increase is greater than zero, then (as applicable) the Purchasers, on the one hand, or Sellers and Principals (together, the “Seller Parties”), on the other hand, shall be responsible for such portions of the Deal Tax Increase as set forth below: Amount of Deal Tax Increase Party Responsible $0.01 to (and including) $250,000.00 Purchasers $250,000.01 to (and including) $500,000.00 Seller Parties $500,000.01 to (and including) $750,000.00 Purchasers $750,000.01 to (and including) $1,000,000.00 Seller Parties $1,000,000.01 to (and including) $1,500,000.00 (the “Deal Tax Adjustment Cap”) Purchasers (e) If the Deal Tax Increase does not exceed the Deal Tax Adjustment Cap, then at the Closing, Purchasers shall make an additional payment to Sellers in the amount of the Deal Tax Increase for which Purchasers are responsible as contemplated in Section 3.4(d). (f) If the Deal Tax Increase exceeds the Deal Tax Adjustment Cap, then Purchasers shall have the right (in their sole discretion) to: (i) terminate this Agreement as contemplated by Section 10.1(b)(iii), or (ii) proceed to consummate the Closing, subject to an obligation to make additional payments to Sellers at the Closing equal to the sum of (x) the amount contemplated by Section 3.4(e)-(f), (y) the Deal Tax Increase in excess of the Deal Tax Adjustment Cap, and (z) an additional amount necessary to put the Principals in the same after-Tax position as Seller Parties would have been in if the amount received pursuant to clause (y) were not subject to Tax. (g) The Seller Parties shall use their commercially reasonable efforts to provide, on or before April 17, 2023, to Purchasers for their review a statement of “Actual Deal Tax Increase” calculated as the product of (x) the OI Allocation Increase multiplied by (y) (1) 0.096 with respect to the portion of the OI Allocation Increase eligible for the Code Section 199A qualified business income deduction and for which the Code Section 199A deduction is available (whether or not the related tax return has been filed) and (2) 0.17 with respect to the remainder of the OI Allocation Increase, rounded to the nearest cent. With regard to clause (y)(1) of the previous sentence, if the OI Allocation Increase eligible for the Code Section 199A deduction is not reduced by the full 20% amount of the Code Section 199A deduction because of limitations applicable to the deduction, then the applicable rate will be between 0.096 and 0.17 as determined based on the amount of the Code Section 199A deduction not subject to limitation. If the Purchaser agrees with the statement provided pursuant to this Section 3.4(g), then the amount shown on such statement shall be the final Actual Deal Tax Increase.

19 (h) If the Seller Parties do not provide their statement of Actual Deal Tax Increase by April 17, 2023, then, notwithstanding anything in this Agreement to the contrary, the Purchasers shall be entitled to require the Escrow Agent to continue to hold in the Escrow Fund an amount not otherwise subject to Pending Claims (as defined in Section 9.8) equal to the OI Allocation Increase multiplied by 0.074, rounded to the nearest cent (the “Deal Tax Escrow Amount”), which Deal Tax Escrow Amount shall not be released except upon or pursuant to the payment of the Deal Tax Clawback, if any. In addition, if at any time the amount of the Escrow Fund available and not subject to Pending Claims is less than the Deal Tax Escrow Amount (the amount of such shortfall, the “Escrow Shortfall”), then the Seller Parties shall, within two (2) Business Days of notice thereof from Purchasers, deposit into the Escrow Fund an amount equal to the Escrow Shortfall, which amount shall be available only for satisfaction of any Deal Tax Clawback and not for any other obligation of the Seller Parties under this Agreement (including under Article IX). (i) If, following the Seller Parties’ delivery of the statement of Actual Deal Tax Increase, the parties are unable to agree that the amount on such statement reflects the final Actual Deal Tax Increase, the parties shall cooperate with one another in the engagement of a Neutral Accountant to make a final, binding determination thereof for purposes of this Section 3.4. Each party shall thereupon furnish to the Neutral Accountant such reasonable work papers and other documents and information relating to the calculation of the Actual Deal Tax Increase as that party may desire or as the Neutral Accountant may request, and each party will be afforded the opportunity to present information to the Neutral Accountant and to discuss the determination of the Actual Deal Tax Increase with the Neutral Accountant. The Neutral Accountant shall, as promptly as may be reasonably practicable, deliver a written opinion setting forth a final determination of the Actual Deal Tax Increase that shall be final and binding on Seller Parties and Purchasers. All fees and expenses of the Neutral Accountant shall be shared equally between Sellers, on the one hand, and Purchasers, on the other hand. (j) Within ten (10) Business Days of the Deal Tax Clawback being calculable, the Sellers shall pay the Deal Tax Clawback to Purchasers by wire transfer of immediately available funds to such account(s) as Purchasers designate to the Sellers by written notice. At Purchasers’ option, the Deal Tax Clawback may be satisfied by releasing funds from the Escrow Account. ARTICLE IV CLOSING 4.1 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the sale and purchase of the Purchased Assets provided for in Section 2.1 hereof and the assumption of the Assumed Liabilities provided for in Section 2.3 hereof (the “Closing”) shall take place remotely via the exchange of electronic copies of documents and signatures, at 4:30 p.m. (Eastern Time) on the second Business Day after the last of the conditions set forth in Article VIII has been satisfied or, if permitted, waived by the Party entitled to the benefits of such condition (other than any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the Party entitled to the benefits of such conditions), or at such other place and at such other time as the Parties may agree. The date on which the Closing is to occur is herein referred to as the “Closing Date.” 4.2 Deliverables. On or prior to the Closing: (a) Sellers and Principals shall deliver or cause to be delivered to Purchasers: (i) each of the Transaction Documents to which each Seller or Principal is a party, executed, as applicable, by each such Party, (ii) the Required Consents, (iii) an extension of the term of the lease for the Restaurant located at 7512 Doctor Phillips Boulevard, Suite 100, Orlando Florida 32819 until at least the year 2032 in form acceptable to Purchasers (the “Lease Extension”), (iv) Payoff Letters, each duly executed by the Person to whom such Indebtedness is owed,

20 (v) Data regarding the number of hours worked by each hourly Business Employee during Sellers’ work week in which the Closing Date occurs, and (vi) such other instruments of conveyance as Purchasers may reasonably request in order to effect the sale, transfer, conveyance and assignment to Purchasers of valid ownership of the Purchased Assets. (b) Purchasers shall deliver to Sellers the Initial Cash Payment, reduced by (i) $1,000,000 (the “Holdback Amount”) and (ii) $5,000,000 (the “Escrow Amount”); (c) Purchasers shall deliver to the Escrow Agent the Escrow Amount by wire transfer of immediately available funds to an account or accounts designated by the Escrow Agent, to be held for the purpose of securing the obligations of Sellers and Principals in Article IX; and (d) Each Purchaser shall execute and deliver to the applicable Seller or Principal each of the Transaction Documents to which such Purchaser is a party. ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLERS AND PRINCIPALS Sellers and the Principals hereby jointly and severally represent and warrant to Purchasers as follows: 5.1 Organization and Good Standing. Each Seller is duly organized, validly existing and in good standing under the Laws of the state of its formation and has all requisite power and authority to own, lease and operate its properties and assets and carry on its business. Each Seller is duly qualified or authorized to do business and is in good standing under the Laws of each jurisdiction in which it owns, leases or operates its properties and assets and each other jurisdiction in which the conduct of its business or the ownership of its properties and assets requires such qualification or authorization. Each Seller has made available to Purchasers a true and complete copy of the Organizational Documents of such Seller, as currently in effect, certified as of a recent date by the Secretary of State of the state of its formation, as applicable. 5.2 Authorization of Agreement. Each Seller has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party in connection with the consummation of the transactions contemplated by this Agreement, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by each Seller, the performance by each Seller of its obligations hereunder and thereunder, and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of each Seller. This Agreement has been duly and validly executed and delivered by each Seller and each Principal, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) constitutes the legal, valid and binding obligation of Sellers and Principals, enforceable against Sellers and Principals in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). 5.3 Conflicts; Consents of Third Parties. (a) Except as set forth on Schedule 5.3(a), none of the execution or delivery by Sellers or Principals of this Agreement or any of the other Transaction Documents, the consummation of any of the transactions contemplated hereby or thereby, or compliance by Sellers or any Principal with any of the provisions hereof or thereof does or will conflict with, or result in any violation of, or constitute a breach of or a default (with or without notice or lapse of time, or both) under, or result in the loss of any benefit under, or permit the acceleration of any obligation under, or give rise to a right of termination, modification or cancellation under, or result in the creation of any Lien, upon any of the Purchased Assets under, any provision of (i) the Organizational Documents of each Seller; (ii) any Material Contract or Permit to which the Business, Sellers or any Principal is a party or by which Sellers, any Principal or any

21 of the Purchased Assets is bound; (iii) any Order of any Governmental Body applicable to the Business, Sellers or any Principal or by which Sellers, any Principal or any of the Purchased Assets is bound; or (iv) any applicable Law. (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration, registration or filing with, or notification to, any Governmental Body is required on the part of Sellers or any Principal in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents, the compliance by Sellers and Principals with any of the provisions hereof or thereof, or the consummation of any of the transactions contemplated hereby or thereby, except as set forth in Schedule 5.3(b). 5.4 Capitalization. (a) The Principals are the only members or shareholders of each Seller and are the sole record and beneficial owners of all of the issued and outstanding equity interests in each Seller. (b) Except as set forth in this Agreement: (i) no person has any right to purchase any capital stock, membership interest, capital interest, profits interest, economic interest, voting rights, or ownership of Sellers or any of the issued and outstanding equity interests in Sellers (the “Interests”); (ii) other than the Interests, there are no outstanding shares of capital stock, membership interests, capital interests, profits interests, economic interests, voting rights or other ownership interests in Sellers, and no options, warrants, rights, calls or commitments with respect thereto; and (iii) there are no contracts, arrangements, commitments or restrictions relating to the transfer, sale or purchase of any of the Interests. 5.5 Subsidiaries. Except as set forth on Schedule 5.5, (a) no Seller has had, nor does any Seller currently have, any Subsidiaries, (b) no Seller controls, directly or indirectly, any other Person, and (c) no Seller has any direct or indirect equity participation or similar interest in any other Person. 5.6 Financial Information. Sellers have provided the Financial Statements to Purchasers. The Financial Statements fairly present in all material respects the financial position of Sellers as of the dates thereof and the results of its operations for the period indicated. 5.7 Undisclosed Liabilities. Sellers do not have any Liabilities of any kind or nature that are or may have a Lien on any of the Purchased Assets or may otherwise have a Material Adverse Effect, except for Liabilities (a) set forth in Schedule 5.7, (b) set forth in the Financial Statements or (c) incurred in the Ordinary Course of Business after the Most Recent Balance Sheet Date that, both individually and in the aggregate, involve amounts of less than $10,000. 5.8 Absence of Certain Developments. Since the Most Recent Balance Sheet Date, Sellers have conducted the Business only in the Ordinary Course of Business and there has not been any: (a) Material Adverse Effect; (b) issuance or sale of any Interests or other securities of any of Sellers or any options, warrants or other rights to acquire any such Interests or other securities; (c) creation, incurrence, assumption or guarantee of any Indebtedness in connection with the Business, except unsecured current obligations and liabilities incurred in the Ordinary Course of Business; (d) acquisition, sale, lease, license or disposition of any assets or property, other than purchases and sales of assets in the Ordinary Course of Business; (e) imposition of any Lien on any of the Purchased Assets; (f) discharge or satisfaction of any Lien or payment of any Liability other than in the Ordinary Course of Business or as otherwise required by this Agreement; (g) amendment of its Organizational Documents in a manner that could have an adverse effect on the transactions contemplated by this Agreement;

22 (h) entry into, adoption, modification or termination of any Seller Benefit Plan or any employment, severance, retention or other Contract with a Business Employee; (i) increases in the compensation or fringe benefits of, or material modification of the employment terms of, any current or former employee, officer, manager, independent director or consultant of the Business, or payment of any bonus or other benefit to any current or former employee, officer, manager, independent director or consultant of the Business (except for existing payment obligations outstanding as of the date hereof or in the Ordinary Course of Business); (j) hiring of any new officers or, except in the Ordinary Course of Business, any new employees; (k) change in any accounting methods, principles or practices, or changes to any current elections with respect to Taxes that affect the Purchased Assets; (l) any uninsured damage, destruction, loss or casualty to any property or assets of the Business or Sellers; (m) to Knowledge of the Sellers, occurrence of a data breach or compromise of any Seller’s information security systems; or (n) entry into any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing. 5.9 Taxes. (a) Each Seller has: (i) duly and timely filed, or caused to be filed, in accordance with applicable Law all Seller Tax Returns required to be filed by or with respect to such Seller, each of which is true, correct and complete in all material respects, (ii) except as set forth on Schedule 5.9(a), duly and timely paid in full, or caused to be paid in full, all Seller Taxes due and payable with respect to such Seller on or prior to the Closing Date, and (iii) with respect to such Seller, properly accrued on its books and records a provision for the payment of all Seller Taxes that are due, are claimed to be due, or may or will become due with respect to any Pre- Closing Tax Period or the portion ending on the Closing Date of any Straddle Period. (b) No extension of time to file a Seller Tax Return, which Seller Tax Return has not since been filed in accordance with applicable Law, has been requested. There is no power of attorney in effect with respect or relating to any Seller Tax or Seller Tax Return. (c) No Seller Tax Return has ever been filed, and no Seller Tax has ever been determined, on a consolidated, combined, unitary or other similar basis (including, but not limited to, a consolidated federal income Tax return). There is no actual or potential theory or circumstance (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as result of a Tax sharing agreement or other Contract or by operation of law) under which such Seller is or may be liable for any Tax determined, in whole or in part, by taking into account any income, sale, asset of or any activity conducted by any other Person. (d) Each Seller has complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as any similar provisions under any other state, local or foreign Tax Laws, and has, within the time and in the manner prescribed by Laws, withheld from worker compensation and paid over to the proper Taxing Authorities all amounts required to be withheld. Each Seller (i) has collected and remitted all applicable sales and/or use Taxes to the appropriate Taxing Authority required to be collected and remitted, and (ii) has timely obtained or provided (as applicable), in good faith, any applicable tax exemption certificates or similar documentation from its customers or to its vendors (as applicable)

23 in order to confirm the Tax treatment of any transaction or otherwise support the Tax position asserted by each Seller, and such documentation is true and accurate in all material respects. (e) There is no lien for any Tax upon any asset or property of each Seller (except for any statutory lien for any Tax not yet due). (f) No Legal Proceeding is pending, or to the Knowledge of Sellers, threatened or proposed with regard to any Seller Tax or Seller Tax Return. (g) The statute of limitations relating to any Seller Tax or any Seller Tax Return has never been modified, extended or waived, nor to the Knowledge of Sellers, has any request been made in writing for any such modification, extension or waiver. (h) Any assessment, deficiency, adjustment or other similar item relating to any Seller Tax or Seller Tax Return has been reported to all Taxing Authorities in accordance with applicable Law. (i) No claim or inquiry has ever been received by any Seller from any Taxing Authority in a jurisdiction where such Seller does not file Tax Returns that it is or may be subject to taxation in the jurisdiction. (j) Each Seller is not a party to any agreement with any Taxing Authority (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous provision of applicable Law). No private letter or other ruling or determination from any Taxing Authority relating to any Seller Tax or Seller Tax Return has ever been requested or received. (k) None of the Assumed Liabilities is a Tax sharing, Tax indemnity or similar Contract with respect to Taxes (other than Contracts entered into in the ordinary course of business the primary purpose of which is not Taxes). (l) Each Seller is not and has never been a beneficiary or otherwise participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1). (m) No Seller is a party to any joint venture, partnership or other agreement, Contract or arrangement (whether written or oral) which could be treated as a partnership for federal income tax purposes, other than a partnership that is wholly-owned, directly or indirectly, by such Seller. (n) No Seller has, and has ever had, a permanent establishment (as defined by applicable tax treaty) in any country outside the United States and is, and has been, subject to Tax in a jurisdiction outside the United States. (o) No Seller is a “foreign person” within the meaning of Code Section 1445. 5.10 Real Property. (a) Sellers do not own and have never owned any real property. Schedule 5.10(a) contains a true and correct description of all leases, licenses, permits, subleases, and occupancy agreements or arrangements, together with any amendments thereto effective as of immediately prior to the Closing (the “Real Property Leases”), with respect to all real property used, occupied or held for use in connection with the Business (the “Leased Real Property”). No Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered its interest under any Real Property Lease, or subleased all or any part of the space demised thereby, or granted any right to the possession, use, occupancy or enjoyment of any Leased Real Property. No option has been exercised under any of such Real Property Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to Purchasers with the corresponding Real Property Lease. No Seller nor, to the Knowledge of Sellers, any of the other parties to any of the Real Property Leases is in default under any of the Real Property Leases, and no amount due under any of the Real Property Leases remains unpaid, no controversy, claim, dispute or disagreement exists between any of the parties to any of the Real Property Leases, and no event has occurred which with the passage of time or giving of notice, or both, would constitute a default under any of the Real Property Leases.

24 (b) The Leased Real Property constitutes all of the land, buildings, structures, improvements, fixtures and other interests and rights in real property that are used or occupied by Sellers in connection with the Business. The Leased Real Property has access to public roads and to all utilities necessary for the operation of the Business as now conducted and proposed to be conducted. There is no pending or, to the Knowledge of Sellers, threatened condemnation of any part of the Leased Real Property by any Governmental Body. Sellers have not received any notice from any utility company, municipality, Governmental Body or Person of any fact or condition which could result in the discontinuation or insufficiency of presently available or otherwise necessary sewer, water, electric, gas telephone or other utilities or services for the Leased Real Property. All public utilities required for the operation of the Leased Real Property and necessary for the conduct of the Business are installed and operating and all installation, connection and use charges are paid current. Effective as of immediately prior to the Closing, Sellers are in sole possession of the Leased Real Property. (c) To the Knowledge of Sellers, there are no encroachments upon any of the parcels comprising the Leased Real Property (other than such encroachments as would not adversely affect the usability of the Leased Real Property) and no portion of any improvement encroaches upon any property not included within the Leased Real Property or upon the area of any easement affecting the Leased Real Property. (d) To the Knowledge of Sellers, the Leased Real Property and fixtures and improvements thereon are in good operating condition without structural defects, ordinary wear and tear excepted. All mechanical and other building systems located on the Leased Real Property are (i) in good operating condition, ordinary wear and tear excepted, and no condition exists requiring material repairs, alterations or corrections, and (ii) suitable, sufficient and appropriate in all respects for their current and contemplated uses, ordinary wear and tear excepted. To the Knowledge of Sellers, none of the improvements located on the Leased Real Property or uses being made of the Leased Real Property constitutes a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Law. (e) To the Knowledge of Sellers, the Leased Real Property is not subject to zoning, use or building code restrictions that would prohibit the continued leasing or use of such Leased Real Property in the Business as now conducted. Without limiting the foregoing, to the Knowledge of Sellers, there is no pending or proposed Legal Proceeding to change or redefine the zoning classification of all or any portion of any of the Leased Real Property. (f) The landlords under the Real Property Leases have neither given nor received any written notice of default, which default remains uncured. 5.11 Tangible Personal Property; Title to and Sufficiency of Assets. (a) Schedule 5.11(a) sets forth all leases of personal property to which Sellers are a party and used or held for use in connection with the Business (“Personal Property Leases”) and all personal property owned by Sellers having a book value in excess of $5,000. True, complete and accurate copies of the Personal Property Leases, or if any Personal Property Leases are not in writing, true, complete and accurate descriptions thereof, have been delivered to Purchasers. Each of such Personal Property Leases is in full force and effect and is valid, binding and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing. No Seller nor, to the Knowledge of Sellers, any of the other parties to any of the Personal Property Leases is in default under any of the Personal Property Leases. (b) Except as set forth on Schedule 5.11(b), Sellers have good, valid and marketable title to, or a valid leasehold interest in, all of the Purchased Assets, including, without limitation, all assets related to, used in, or intended for use in, the conduct of the Business or reflected in the Financial Statements and all assets purchased by Sellers since the Most Recent Balance Sheet Date (except for assets reflected in the Financial Statements or acquired since the Most Recent Balance Sheet Date that have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Liens. (c) All tangible personal property owned by Sellers or subject to Personal Property Leases is in good operating condition and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used. The Purchased Assets are sufficient for the conduct the Business following the Closing Date in substantially the same manner as it is currently conducted, and constitute all of the tangible and intangible

25 assets, properties and rights of Sellers necessary to conduct the Business as currently conducted (subject to the effect, if any, of the exclusion of the Excluded Assets). Neither any Principal nor any of its Affiliates (other than Sellers) owns any asset or property related to, used in or intended for use in connection with the Business except as set forth on Schedule 5.11(c). 5.12 Intellectual Property. (a) Schedule 5.12(a) identifies all Licensed Intellectual Property. To the Knowledge of Sellers, no Seller is in breach or default of any Contract, license or sub-license in respect of any Licensed Intellectual Property which could result in the termination of any such Contract, license or sub-license. With respect to each item of Licensed Intellectual Property, the license, agreement or permission covering such Licensed Intellectual Property (each, a “License Agreement”) is and, following the consummation of the contemplated transaction will be, legal, valid, binding and enforceable by Sellers or Purchasers, as applicable, against all other parties thereto, and in full force and effect on identical terms following the consummation of the contemplated transactions, provided that (i) any licensor consent required for the assignment thereof to the applicable Purchaser (as set forth on Schedule 5.3(a)) shall have been obtained; and (ii) the licensors in each such License Agreement comply with the terms and conditions of the License Agreement. (b) No Seller has any Patents or applications therefore, or pending applications for registration of Marks, or registered Copyrights or applications for registration of Copyrights. Schedule 5.12(b) identifies all Owned Intellectual Property. Without limiting the generality of the foregoing, all assignments from Persons necessary or appropriate to vest ownership in any of Sellers of any Owned Intellectual Property have been obtained and, if applicable, recorded. To the Knowledge of Sellers, all of the other rights within the Seller IP are valid and subsisting. No Seller is subject to any Order that restricts or impairs the use of any Owned Intellectual Property as currently used in the Business. (c) Except as set forth in Schedule 5.12(c), the Seller IP includes all Intellectual Property used in the Business and there are no other items of Intellectual Property that are used by a Seller in the Business or necessary for use in the conduct of the Business as currently conducted and as currently contemplated to be conducted. Neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby will result in the release, disclosure or delivery of any Owned Intellectual Property or Licensed Intellectual Property by or to any escrow agent or other Person (other than Purchasers), or in the grant, assignment or transfer to any other Person (other than Purchasers) of any license or other right to any Owned Intellectual Property or Licensed Intellectual Property, or, subject to any licensor consent set forth on Schedule 5.3(a), in the termination or modification of (or right to terminate or modify) any Owned Intellectual Property or Licensed Intellectual Property. (d) Schedule 5.12(d) identifies each Contract pursuant to which any Person has been granted any license by any Seller under, or otherwise has received or acquired from, any Seller any right (whether or not currently exercisable) or interest in, including the right to use, any Owned Intellectual Property, including through non- assertion, settlement or similar agreements or otherwise. Subject to the foregoing Contracts, Sellers own all right, title and interest in and to the Owned Intellectual Property, and have the right to use the Licensed Intellectual Property (subject, in each case, to any applicable license to any of Sellers covering such Licensed Intellectual Property), free and clear of all Liens. Sellers have the sole and exclusive right to bring actions for infringement or unauthorized use of all of the Owned Intellectual Property. (e) Each Seller has taken commercially reasonable steps to maintain the confidentiality of all trade secrets included in the Owned Intellectual Property. (f) No current or former member, stockholder, officer, consultant, manager, employee or vendor of any Seller has any valid and enforceable ownership claim, ownership right (whether or not currently exercisable) or ownership interest in or to any Owned Intellectual Property. (g) Each Seller has taken commercially reasonable steps to protect the Owned Intellectual Property. (h) To the Knowledge of Sellers, during the past five (5) years, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Owned Intellectual Property or rights of any of Sellers in any Licensed Intellectual Property. To the Knowledge of Sellers,

26 the conduct of the Business as currently conducted by Sellers does not infringe, misappropriate or otherwise violate any Intellectual Property right of any other Person. (i) No Legal Proceeding is pending or, to the Knowledge of Sellers, threatened against any of the Sellers (i) based upon, challenging or seeking to deny or restrict the use by any of Sellers of any of the Owned Intellectual Property or Licensed Intellectual Property or challenging the validity, enforceability or effectiveness thereof; (ii) alleging that any of Sellers has infringed, misappropriated or otherwise violated, or is currently infringing, misappropriating or otherwise violating, any Intellectual Property right of any other Person; or (iii) alleging that any of the licenses listed on Schedule 5.12(a) conflicts with the terms of any third-party license or any other agreement. 5.13 Material Contracts. (a) Schedule 5.13(a) sets forth a true, correct and complete list of all Contracts to which any Seller is a party or by which any Seller, or any of its assets or properties, is bound that (i) involve payments or receipts by any Seller in any year in excess of $25,000, (ii) evidence or relate to Indebtedness other than trade payables (including, without limitation, guarantees) or Liens, (iii) involve the disposition of any significant portion of the assets or business of any Seller (other than sales of products in the Ordinary Course of Business) or the acquisition of the assets of business of any other Person (other than purchases of inventory or components in the Ordinary Course of Business, (iv) involve any current or former officer, manager, or member of any Seller or an Affiliate thereof, (v) evidence or relate to any employment, agency, distribution, dealer, franchise, or sales relationship (but excluding Contracts that are cancellable without penalty or with notice of 30 days or less), (vi) contain an obligation of confidentiality with respect to information furnished by any Seller to a third party or received by any Seller from a third party, were not entered into in the Ordinary Course of Business and are currently in effect, (vii) limit or restrict any Seller from engaging in, or the conduct of, the Business in any manner, (viii) are for the sale, purchase, license, transfer or development of any Seller’s products or Intellectual Property (excluding Contracts for the purchase and sale of any Seller’s products entered into in the Ordinary Course of Business), (ix) contain any provisions requiring any Seller to indemnify any other party (excluding indemnities contained in Contracts for the purchase or sale of products entered into in the Ordinary Course of Business), (x) are with any Governmental Body, (xi) constitute a license, sub- license, sponsorship, marketing, joint venture, partnership or similar Contract, or (xii) involve any powers of attorney with respect to the Business or any Purchased Asset (collectively, the “Material Contracts”). (b) Each Material Contract is a valid, binding and enforceable obligation of the Seller party thereto and, to the Knowledge of Sellers, of the other party or parties thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity), and each Material Contract is in full force and effect. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Purchasers. (c) No Seller nor, to the Knowledge of Sellers, any other party thereto is in breach of or default under any term of any Material Contract and no event has occurred that with notice or lapse of time, or both, would constitute a breach of or a default by any Seller or, to the Knowledge of Sellers, any other party under any Material Contract. There are no material disputes pending or, to the Knowledge of Sellers, threatened under any Assumed Contract. (d) No Seller has received written notice of termination, cancellation or non- renewal that is currently in effect with respect to any Material Contract (nor any written notice from any other party to a Material Contract of such party’s intention to terminate, cancel or not renew such Material Contract). 5.14 Employee Benefit Plans. (a) Schedule 5.14(a) sets forth a true, correct and complete list of each “Employee Benefit Plan” (as defined in Section 3(3) of ERISA) and any other employee plan, program, policy, practice, procedure, arrangement or agreement sponsored, maintained, contributed to or required to be contributed to by any Seller (each, a “Seller Benefit Plan”). With respect to each Seller Benefit Plan (to the extent applicable thereto), true, correct and complete copies of the following have been provided to Purchasers: (i) the plan document of such Seller Employee Benefit Plan (or, with respect to any such Seller Benefit Plan that is not set forth in writing, a written description of such plan), (ii) the most recent determination, opinion, or advisory letter issued by the IRS with respect to such Seller

27 Benefit Plan (iii) all material non-routine correspondence to or from any Governmental Body relating to such Seller Benefit Plan received or sent during the last six (6) years, (iv) the most recent summary plan description, distributed with respect to such Seller Benefit Plan, (v) all Contracts relating to such Seller Benefit Plan that are current in effect, (vi) all compliance reports and testing results performed with respect to such Seller Benefit Plan for the most recently completed plan year, and (vii) the most recent annual report (Form 5500 series and all schedules and financial statements attached thereto) filed with respect to such Seller Benefit Plan. (b) To the Knowledge of Sellers, each Seller Benefit Plan has been administered in accordance with its terms. To the Knowledge of Sellers, the Benefit Plans are, and have been operated, in compliance with the applicable provisions of ERISA, the Code and other applicable Laws. With respect to each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code, each such plan is so qualified and its related trust exempt from Tax pursuant to Section 501(a) of the Code, and nothing has occurred or is reasonably expected by Sellers to occur that could adversely affect the qualification or exemption of any such plan or its related trust. Except as would not reasonably be expected to result in a material Liability to any Seller, no non-exempt prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code has occurred with respect to any of the Seller Benefit Plans. No Seller has incurred, or will incur, any Tax Liability or civil penalty, damages, or other Liabilities arising under Section 502 of ERISA, resulting from any of the Seller Benefit Plans, with respect to any matter arising on or before the Closing Date. (c) No Seller currently or has ever sponsored, maintained, established, participated in, contributed to, been required to contribute to, and no Seller has any Liability with respect to, any of the following: (i) any plan subject to Section 302, 303 or 304 of ERISA, Title IV of ERISA, or Sections 412, 430, 431 or 432 of the Code; (ii) any “multiemployer pension plan” as such term is defined in Section 3(37) of ERISA; (iii) any multiple employer plan as described in Section 413(c) of the Code; (iv) any welfare plan funded by a “voluntary employee beneficiary association” as such term is defined in Section 501(c)(9) of the Code; (v) any “multiple employer welfare arrangement” as such term is defined in Section 3(40) of ERISA; or (vi) any plan providing a self-insured benefit. None of the Seller Benefit Plans promises or provides health, life or other welfare benefits to retirees or former employees, or severance benefits, except as required by Code Section 4980B, Sections 601 through 609 of ERISA, or comparable state Laws which provide for continuing health care coverage. (d) To the Knowledge of Sellers, all reports, disclosures, notices, and filings with respect to each Seller Benefit Plan required to be made to employees, participants, beneficiaries, alternate payees and any Governmental Body have been timely made or an extension has been timely obtained. (e) There are no Legal Proceedings that have been asserted, instituted or, to the Knowledge of Sellers, threatened against any Seller Benefit Plan, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the Knowledge of Sellers, there are no facts which could form the basis for any such Legal Proceeding. 5.15 Labor. (a) (i) Each Seller is, and since January 1, 2019 has been, in compliance, in all material respects, with all applicable Laws regarding labor and employment, including, without limitation, all applicable Laws regarding terms and conditions of employment, health and safety, wages and hours, tipped wages, equal pay, overtime pay, classification of workers as exempt or non-exempt from overtime pay, child labor, immigration, employment discrimination, equal employment opportunity, fair employment practices, affirmative action, plant closures and layoffs, workers’ compensation, labor relations, disability rights or benefits, family and medical leaves, classification or workers as employees or independent contractors, and unemployment insurance; (ii) since January 1, 2019, no Seller has received written notice of the intent of any Governmental Body responsible for the enforcement of any such Laws to conduct an investigation with respect to or relating to any such Laws, or written notice that such investigation is in progress and (iii) no Seller is a party to, or otherwise bound by, any Order relating to labor or employment practices. (b) No Seller is a party to, or bound by, or negotiating any Contract, collective bargaining agreement or any other type of agreement with any labor organization or other representative of any of its employees. There are no (i) pending unfair labor practice or other labor or employment charges, complaints, grievances, arbitration proceedings or other Legal Proceedings against any Seller nor, to the Knowledge of Sellers, is any such charge, complaint, grievance, proceeding or other Legal Proceeding threatened, (ii) labor strikes, disputes, slowdowns, work

28 stoppages or lockouts that have occurred within the past three (3) years or that are pending or, to the Knowledge of Sellers, threatened against any Seller, and (iii) to the Knowledge of Sellers, attempts by or on behalf of any employees of any Seller to unionize or collectively bargain with any Seller. (c) All compensation, including wages, commissions and bonuses payable to any employees of Sellers for services performed on or prior to the date hereof have been paid in full, will be paid in full by the day of the employee’s separation, or are included in (i) accrued liabilities to be retained by Sellers or (ii) the Post-Closing Adjustment Amount, and there are no outstanding agreements, understandings or commitments of any Seller with respect to any compensation, commissions or bonuses. To the Knowledge of each Seller, such Seller has withheld all amounts required by Law or agreement to be withheld from the wages or salaries of employees and such Seller is not liable for any arrears of any tax or penalties for failure to comply with the foregoing. All employees classified as exempt or nonexempt under the Fair Labor Standards Act or any state and local wage and hour laws are correctly classified as such. There is no violation of any Contract between Sellers, on one hand, and any employees or any independent contractors of Sellers, on the other hand. (d) To the Knowledge of Sellers, no outside sales representatives, consultants, contract workers employed by temporary staffing agencies, or other independent contractors of Sellers has any basis to claim status as an employee of Sellers. To the Knowledge of Sellers, all independent contractors of Sellers as of the Closing Date are, and all independent contractors of Seller at all times prior to the Closing Date have been, correctly classified as independent contractors. Sellers have accurately reported the compensation of each Independent Contractor on IRS Form 1099 or other applicable tax forms for independent contractors when required to do so. (e) Within the three (3) years prior to the Closing Date, Sellers have not taken any action with respect to its employees which resulted in a “plant closing” or “mass layoff,” as those terms are defined in the Worker Adjustment and Retraining Notification (“WARN”) Act. (f) Except as disclosed in Schedule 5.15, no Seller is party to any written or other employment, labor or compensation agreements with any employees. Except as disclosed in Schedule 5.15, Sellers have the right to terminate the employment of each of its employees at will, and to terminate the engagement of any of its independent contractors at any time, without payment (whether for compensation or benefits) to such employee or independent contractor other than for services rendered and benefits accrued through termination and without incurring any penalty or Liability (including, without limitation, severance pay). (g) All current employees of Sellers are, and all former employees whose employment was terminated, voluntarily or involuntarily, within the three (3) years prior to the Closing Date were, legally authorized to work in the United States. 5.16 Legal Proceedings. Except as disclosed in Schedule 5.16, (a) there are no Legal Proceedings pending or, to the Knowledge of Sellers, threatened against the Business, any Seller or any of the Purchased Assets, nor are any of the foregoing subject to any Order; (b) there are no Legal Proceedings pending or, to the Knowledge of Sellers, threatened that are reasonably likely to prohibit or limit the ability of any Seller to enter into this Agreement or any of the other Transaction Documents, to consummate any of the transactions contemplated hereby or thereby or to perform any of its obligations hereunder or thereunder; and (c) there are no judgments, orders or decrees outstanding against any Seller or any of its properties or assets. 5.17 Compliance with Laws; Permits. (a) Each Seller is in compliance, in all material respects, with all Laws applicable to any of the Purchased Assets, the Business and its operations. Since January 1, 2019, no Seller has received written notice of the violation of any such Laws, which violation has not been remedied or cured. (b) Schedule 5.17 sets forth a true, correct and complete list of all Permits held by each Seller. Each Seller has all Permits that are required for the operation of the Business as currently conducted. All Permits are valid, binding and in full force and effect. No Seller is in default or violation (and no event has occurred which, with notice or the lapse of time, or both, would constitute a default or violation) of any term, condition or provision of any such Permit, and no Permit is subject to any pending appeal nor subject to any proceeding pending, or to the Knowledge of Sellers, threatened seeking to rescind, terminate, adversely and materially impair, modify, suspend, revoke or invalidate any such Permit.

29 5.18 Environmental Matters. (a) To the Knowledge of Sellers, the operations of each Seller, the Business and the Purchased Assets are in compliance with and have complied in all material respects with all applicable Environmental Laws. Each Seller has obtained and is in compliance in all material respects with all required Permits for the operation of the Business and use of the Purchased Assets (each of which is listed on Schedule 5.17), and such Seller is in possession of all current Asbestos Management Plans and other compliance plans required under Environmental Laws for any Leased Real Property and the operation of the Business. (b) To the Knowledge of Sellers, there has been no Release of Hazardous Materials in contravention of Environmental Law at any Leased Real Property or any property to which any Hazardous Substances or waste generated or used by any Seller or predecessor thereto was transported or disposed that requires or reasonably may require Remedial Action by a Seller or the Business. (c) No Seller, nor to the Knowledge of Sellers, any of their predecessors has used, stored transported or disposed of any Hazardous Substance other than in material compliance with Environmental Law. (d) To the Knowledge of Sellers, no Seller has any Liability under any Environmental Law, nor is it responsible for or has it assumed any Liability of any other Person under any Environmental Law, whether by Contract, Real Property Lease, settlement or other written and legally binding arrangement between or among any Seller and any other Person, or by operation of Law or otherwise. No valid and subsisting Lien arising under or pursuant to any applicable Environmental Law exists against any Seller, the Business, the Purchased Assets or, to the Knowledge of Sellers, any of the Leased Real Property. (e) No Seller has received any written information request or other communication from a Governmental Body or third party with regard to the operation of the Business or current or former use or operation of any Leased Real Property, and there are no Legal Proceedings pending or, to the Knowledge of Sellers, threatened, against any Seller or its predecessors, relating to any violation, or alleged violation of, or Liability under, any Environmental Law or relating in any way to any Environmental Law, Hazardous Substance or any Environmental Permit or other authorization of any Governmental Body required under any Environmental Law, including, without limitation, (i) any and all claims by Governmental Bodies for enforcement, investigation, cleanup, removal, response, corrective, remedial, monitoring, or other actions, damages, fines or penalties pursuant to any applicable Environmental Law, and (ii) any and all claims by any one or more Persons seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief resulting from a Release of any Hazardous Substance or arising from alleged injury or threat of injury to health, safety, property, natural resources or the Environment (collectively, “Environmental Claims”). (f) Each Seller has made available to Purchasers true and complete copies of all records and files, Environmental Permits, Orders, environmental audits, reports, Contracts and other material environmental documents, studies, analysis, tests and monitoring in the possession or control of such Seller concerning environmental compliance of the Business, the use, storage, disposal or existence of any Hazardous Substance or any other environmental concern at any Leased Real Property, or otherwise relating to the Business or Purchased Assets or concerning compliance by such Seller with, or Liability under, any Environmental Law. 5.19 Suppliers and Customers. Except as set forth on Schedule 5.19: (i) no supplier that accounted for more than five percent (5%) of the annual purchases of any Seller in the aggregate since January 1, 2020, or that is currently the sole available source (or source of a proprietary ingredient or item) of supply of any product or service to any Seller with respect to the Business; and (ii) no customer that accounted for more than five percent (5%) of the annual sales of any Seller in the aggregate since January 1, 2020, has terminated or threatened to terminate its relationship with any Seller, nor has it during the preceding twelve (12) months decreased or delayed materially or threatened to decrease or delay materially, its services or supplies to any Seller or its usage of the services or products of any Seller, and to the Knowledge of Sellers, there is no state of facts or events which could reasonably be expected to form the basis for such a decrease or delay. To the Knowledge of Sellers, the consummation of the transactions contemplated by the Transaction Documents will not adversely affect the business relationship heretofore maintained by any Seller with any of its suppliers or customers required to be disclosed on Schedule 5.19. Except as set forth on Schedule 5.19, no Seller is required to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers.

30 5.20 Financial Advisors. Except for Geraty Investments, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for any Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Purchasers in respect thereof based upon arrangements made by or on behalf of any Seller. 5.21 Inventory. All Inventory, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective or slow- moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by Sellers free and clear of all Liens, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Sellers. All Inventory is (a) of merchantable quality (b) suitable for sale under existing quality control standards, subject to ordinary spoilage and (c) is in compliance with all applicable regulations and standards of any Governmental Body, and all inventory has been stored properly. 5.22 Accounts Receivable. The Accounts Receivable shown in the Most Recent Balance Sheet Date and the Accounts Receivable arising after the date thereof (a) have arisen from the sale of goods or services in bona fide transactions in the Ordinary Course of Business and (b) constitute only valid, undisputed claims of such Seller not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business. 5.23 Transactions With Related Parties. Except as set forth on Schedule 5.23, neither any current or former member of any Seller (including, but not limited to, any Principal), nor any Affiliate of such Person, is currently a party to any transaction with the Business or Sellers, including, without limitation, any Contract providing for the employment of, furnishing of services by, rental of assets from or to, or otherwise requiring payments to, any such Person. None of the Purchased Assets include any Contract with, or obligation to provide any benefit to, any Principal or any of his Affiliates. 5.24 Gift Cards. All Gift Cards have been issued and sold without an expiration date. Other than the Gift Cards, Sellers have no liability in respect of any gift cards, coupons, discounts or similar liabilities with respect to the Business or the Purchased Assets. Without limiting the foregoing, no Seller maintains a loyalty or rewards program. 5.25 Liquor Licenses. No Seller holds or uses a liquor license (including, without limitation, beer and wine licenses). 5.26 Sellers’ Employees. (a) Sellers have provided to Purchasers a list of all of the employees of Sellers employed as of the date hereof in connection with the Business (by type or classification) and their respective rates of compensation (including the portions thereof attributable to bonuses or other extraordinary compensation), benefits and length of employment, also as of the date hereof. (b) To the Knowledge of Sellers, no Key Business Employee has any plans or has notified Sellers that such employee intends to terminate employment with any Seller. Except as disclosed to Purchasers, no Key Business Employees have indicated that they intend to retire or otherwise cease employment with Sellers within the five (5) years following the Closing Date. (c) Sellers will provide to Purchasers access to complete copies of all employee files including but not limited to files maintained in electronic or other format as maintained by Sellers. Purchasers shall keep all information in the files confidential and use it only business and human resources purposes.

31 5.27 Information Security. (a) To the Knowledge of Sellers, the Business has not suffered a security breach with respect to any proprietary data or trade secrets in the last twenty-four (24) months. (b) Sellers, in respect of the Business, are in material compliance, and have materially complied, with (i) all published privacy policies of any Seller (ii) all privacy policies applicable to the Business, and (iii) all applicable Laws regarding information privacy and security and the collection, use, disposal, disclosure, maintenance and transmission of Personal Information in connection with the Business and, to the extent applicable, the Payment Card Industry Data Security Standard (PCI DSS). No claim or action is pending or threatened in writing against any Seller relating to its use of Personal Information in the conduct of the Business. Neither the execution, delivery or performance of this Agreement or any Transaction Document nor the consummation of any of the transactions contemplated hereby will result in any violation of any privacy policies applicable to the Business or any agreement of any Seller with respect to the collection, use, disposal, disclosure, maintenance, and transmission of Personal Information. 5.28 Pandemic Matters. (a) Seller’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation of the PPP Rules or constitute (with or without notice or lapse of time or both) a default under any COVID-19 Assistance. (b) Except as set forth on Schedule 5.28: (i) No party to a Contract disclosed on Section 5.13(a) of the Disclosure Schedules has given notice of force majeure or that it intends to declare force majeure or is otherwise hindered or delayed in performing its obligations under such Contract due to the Pandemic; (ii) Since January 1, 2020, no Seller has furloughed, terminated, reduced hours or wages, benefits or compensation of any of the employees because of the Pandemic; and (iii) Each Seller has been in compliance with applicable Law relating to the isolation and exclusion from the workplace of individuals who test positive for COVID-19, and each Seller has complied with all applicable Law relating to paid leave associated with the Pandemic. (c) Schedule 5.28 sets forth a true, correct and complete list of (i) all federal, state and local stimulus or relief programs in which Seller is participating, including, but not limited to, the FFCRA, the CARES Act and the CAA, or in which it has participated or applied to participate, and (ii) the amount of funds requested or received by Seller under each such program, including any Paycheck Protection Program loan, any Economic Stabilization Fund loan, and any loan or advance under the Economic Injury Disaster Loan program (collectively, the “COVID-19 Assistance”). All certifications, representations and indications made by or on behalf of Seller to any Person, including any Governmental Authority, in connection with any COVID-19 Assistance were correct and complete when made and were prepared in compliance with all applicable Laws. The proceeds received from any COVID-19 Assistance were not used by Seller in violation of any applicable COVID-19 Laws. Seller has maintained accounting and other records relating to each such COVID-19 Assistance and the use thereof that comply with all applicable COVID-19 Laws (including records that tract the costs and other expenses for which the proceeds of any such COVID-19 Assistance have been used), true, correct and complete copies of which have been made available to Purchaser. 5.29 No Other Representations and Warranties. Except for the representations and warranties contained in this Article V (including the related portions of the Schedules), no Seller Party or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of any Seller Party, including any representation or warranty as to the accuracy or completeness of any information regarding any Seller, furnished or Made Available to Purchasers or any of their respective Representatives or Affiliates. ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASERS

32 Purchasers hereby represents and warrants to Sellers as follows: 6.1 Organization and Good Standing. Each Purchaser is duly incorporated or organized, validly existing and in good standing under the Laws of the state of its formation and has all requisite power and authority to own, lease and operate its properties and assets and carry on its business. 6.2 Authorization of Agreement. Each Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party in connection with the consummation of the transactions contemplated by this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Purchaser of this Agreement and any other Transaction Document to which it is a party, the performance of such Purchaser’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of such Purchaser. This Agreement has been duly and validly executed and delivered by each Purchaser, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). 6.3 Conflicts; Consents of Third Parties. (a) Except as set forth on Schedule 6.3, none of the execution or delivery by any Purchaser of this Agreement or any other Transaction Document to which it is a party, the consummation of any of the transactions contemplated hereby or thereby, or compliance by such Purchaser with any of the provisions hereof or thereof does or will conflict with, or result in any violation of, or constitute a breach of or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification or cancellation under, or result in the creation of any Lien, upon any of the properties or assets of such Purchaser under, any provision of (i) the certificate of incorporation, bylaws or other organizational documents of such Purchaser; (ii) any Contract or Permit to which such Purchaser is a party or by which such Purchaser or any of its properties or assets is bound; (iii) any Order of any Governmental Body applicable to such Purchaser or by which such Purchaser or any of its properties or assets is bound; or (iv) any applicable Law. (b) Except as set forth on Schedule 6.3, no consent, waiver, approval, Order, Permit or authorization of, or declaration, registration or filing with, or notification to, any Governmental Body is required on the part of any Purchaser in connection with the execution, delivery or performance of this Agreement or any other Transaction Document to which it is a party, the compliance by such Purchaser with any of the provisions hereof or thereof, or the consummation of any of the transactions contemplated hereby or thereby. 6.4 Sufficiency of Funds. Purchasers have sufficient cash on hand or other sources of immediately available funds to enable them to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement. 6.5 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchasers, threatened that challenge, or are reasonably likely to prohibit or limit, the ability of Purchasers to enter into this Agreement or any other Transaction Document to which it is a party, to consummate any of the transactions contemplated hereby or thereby or to perform any of its obligations hereunder or thereunder. 6.6 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchasers in connection with the transactions contemplated by this Agreement. No Person is entitled to any fee or commission or like payment from Sellers in respect thereof based upon arrangements made by or on behalf of any Purchaser. 6.7 Independent Investigation. Each Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated by this Agreement, such Purchaser has relied solely upon its own investigation and the express representations and warranties of the Seller Parties set forth in Article V of this Agreement (including the related portions of the Schedules); and (b) no Seller Party or any

33 other Person has made any representation or warranty as to any Seller Party or the Business except as expressly set forth in Article V of this Agreement. ARTICLE VII COVENANTS 7.1 Conduct of Business; Prior to Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchasers, Sellers shall (x) conduct the Business in the Ordinary Course of Business, and (y) use reasonable best efforts to maintain and preserve intact their respective current Business organization, operations and franchise and to preserve the rights, franchise, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, from the date hereof until the Closing Date, each Seller shall: (a) preserve and maintain all Permits required for the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets; (b) pay the debts, Taxes and other obligations of the Business when due; (c) maintain the properties and assets included in the Purchased Assets in the same condition as they were on the date of this Agreement, subject to ordinary wear and tear; (d) Except for the Lease Extension, not permit any subleases or lease amendments to the Real Property Leases, without Purchaser’s prior written consent, which consent will not be unreasonably withheld or delayed; (e) continue in full force and effect without modification all insurance policies, except as required by applicable Law; (f) defend and protect the properties and assets included in the Purchased Assets from infringement or usurpation; (g) perform all of its obligations under all Assumed Contracts; (h) maintain the Books and Records in accordance with past practice; (i) comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets; (j) except as contemplated by Section 7.1(d), not amend, modify or enter into a Material Contract without Purchaser’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed (it being understood and agreed that (i) Purchaser consents to Sellers’ execution and delivery of a one- year extension of the term and amendment to the Heartland Food Products, LLC Supply Agreement in substantially the form Made Available to Purchaser prior to execution hereof; and (ii) the Disclosure Schedules shall be amended to reflect such amendment upon execution and delivery thereof); and (k) not take or permit any action that would cause any of the changes, events or conditions described in Section 5.8 to occur. In connection with requesting the written consent required pursuant to Section 7.1(d) and Section 7.1(j), Sellers shall provide Purchasers with such information as Purchasers reasonably request and disclosures (including a draft of modifications to the Disclosure Schedules) proposed to be made in order to accommodate the applicable agreement as to which consent is requested under such sections. Upon Purchasers’ written consent pursuant to Section 7.1(d) or Section 7.1(j) (as applicable), the Disclosure Schedules shall be modified as necessary to give effect to such consent and entry into the applicable agreement. 7.2 Access to Information. From the date hereof until the Closing, each Seller shall (a) permit Representatives of Purchasers to have access to all premises, properties, Books and Records, Contracts, other records

34 and documents, and personnel, relating to the Business, (b) furnish Purchasers and their Representatives with such financial, operating and other data and information related to the Business as Purchasers or any of their Representatives may reasonably request, and (c) instruct Representatives of each Seller to cooperate with Purchasers in its investigation of the Business; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Sellers. Sellers and Principals agree and acknowledge that no review by Purchasers shall affect the representations and warranties made by Sellers or Principals pursuant to this Agreement or the right to indemnification, payment of Losses, or any other remedy of Purchasers for breaches of those representations and warranties. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, payment of Losses, or any other remedy based on any such representation, warranty, covenant or agreement. Notwithstanding anything to the contrary in this Agreement, Sellers shall not be required to disclose any information to Buyer if such disclosure would contravene any applicable Law. Prior to the Closing, Purchasers and Sellers shall cooperate in contacting suppliers to, or franchisees of, the Business. 7.3 Exclusivity. (a) From the date hereof until the Closing or earlier termination of this Agreement pursuant to Article X (the “Exclusivity Period”), no Seller or Principal shall (i) authorize, direct or permit any of its or their respective Representatives or Affiliates to take any action to directly or indirectly solicit, initiate, seek, encourage, facilitate, approve, endorse, recommend or respond to any inquiry, proposal, or offer (whether formal or informal, written, oral or otherwise) from, or participate in any discussions or negotiations with, any third party regarding any (A) direct or indirect acquisition or sale of any Seller in whole or in part, (B) merger, consolidation, reorganization, recapitalization, liquidation, dissolution or other business combination or extraordinary corporate transaction involving any Seller, (C) acquisition, disposition, or listing on any securities exchange of any portion of the membership interests or voting power of any Seller (whether by sale, assignment, issuance, proxy, pledge, encumbrance or otherwise), (D) acquisition or disposition of any material asset or material portion of the assets of any Seller (whether by sale, assignment, option, license, pledge, encumbrance or otherwise, other than bona fide sales and nonexclusive licenses of products in the Ordinary Course of Business) (any such transaction described in clauses (A), (B), (C) or (D) of this Section 7.3(a)(i), a “Third Party Acquisition”); (ii) furnish any non-public information concerning the business, properties or assets of any Seller or division of any Seller to any other Person (other than Purchasers or their Representatives); or (iii) engage in discussions or negotiations with any Person (other than Purchasers and their Representatives) concerning any Third Party Acquisition. Each Seller and Principal agrees that any such discussions or negotiations in progress as of the date of this Agreement shall be immediately terminated and that in no event shall any Seller or Principal approve, accept or enter into an agreement concerning any Third Party Acquisition during the Exclusivity Period. During the Exclusivity Period, no Seller or Principal shall authorize, direct or cause any of their respective Representative or Affiliates to continue or participate in any negotiations or discussions with any Person for the purpose of effecting an acquisition, joint venture with or strategic investment in any other Person or business. (b) Each Seller and Principal shall immediately notify any Person with whom or with which discussions or negotiations of the nature described in Section 7.3(a) are pending as of the date hereof that such Seller or Principal is terminating such discussions or negotiations. If any Seller or Principal receives any inquiry, proposal or offer of the nature described in Section 7.3(a), such Person shall, within one (1) day after such receipt, notify Purchasers of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer. (c) Each Seller and Principal agrees that the rights and remedies for noncompliance with this Section 7.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Purchasers and that money damages would not provide an adequate remedy to Purchasers. 7.4 Notice of Certain Events. (a) From the date hereof until the Closing, each Seller and Principal shall promptly notify Purchasers in writing of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has

35 resulted in, or could reasonably result in, any representation or warranty made by any Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.1 to be satisfied; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (iii) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Agreement; (iv) any Legal Proceedings commenced or, to the Knowledge of Sellers, threatened against, relating to or involving or otherwise affecting the Business, the Purchased Assets or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.16 or that relates to the consummation of the transactions contemplated by this Agreement; and (v) the occurrence of any data breach or compromise of any of Seller’s information security systems. (b) Purchasers’ receipt of information pursuant to this Section 7.4 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller or Principal in this Agreement and shall not be deemed to amend or supplement the Schedules. 7.5 Governmental and Third-Party Notices and Consents. (a) Each party shall use its reasonable best efforts to obtain or caused to be obtained, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Bodies, and to effect all registrations, filings and notices with or to Governmental Bodies, as may be required for such party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. (b) Each Seller and Principal shall use commercially reasonable efforts to give all notices to third parties in connection with and obtain all Required Consents; provided, however, that the Sellers shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested. 7.6 Closing Efforts. Each Party shall use commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its commercially reasonable efforts to cause (a) its respective representations and warranties to remain true, correct and complete in all material respects through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the transactions contemplated by this Agreement to be satisfied. Each Seller agrees to use its commercially reasonable efforts to assist any Purchaser in hiring those former employees of each Seller contemplated to be hired by Purchasers pursuant to Section 7.13. Purchasers shall cause its accounting firm to deliver the Purchase Price Allocation pursuant to Section 3.4 on or before July 11, 2022. 7.7 Further Assurances. At any time or from time to time after the Closing, at the request of any Party and without further consideration, each Party agrees to execute and deliver any further documents or instruments and perform any further acts that may reasonably be deemed necessary, appropriate or advisable by such Party to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents. Nothing herein shall be deemed a waiver by Purchasers of their right to receive at the Closing an effective assignment of the Purchased Assets as otherwise set forth in this Agreement. 7.8 Confidentiality. (a) After the Closing, each Seller and Principal shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly, for a period of the longer of (a) three (3) years after the Closing Date and (b) until such information no longer constitutes a trade secret under applicable Law, without the prior written consent of Purchasers, disclose to any third party (other than each other and their respective Representatives) any confidential information included in the Purchased Assets; provided that the foregoing restriction shall not (i) apply to any information that (x) is or becomes generally available to, or known by, the public (other than as a result of

36 disclosure in violation of this Section), (y) is or becomes generally available to any Seller or Principal from a source other than Purchasers or their Affiliates or Representatives, provided that such source is not known by a Seller to be bound by a duty of confidentiality to Purchasers or their Affiliates, or (z) any Seller or Principal can establish was independently developed by such Seller or Principal or any of their Affiliates (other than by the Business prior to the Closing), without use of any confidential information included in the Purchased Assets, or (ii) prohibit any disclosure (x) required by Law or the rules and regulations of any applicable national securities exchange so long as, to the extent legally permissible, such Seller or Principal provides Purchasers with reasonable prior notice of such disclosure and a reasonable opportunity to contest such disclosure or (y) necessary to be made in connection with the enforcement of any right or remedy relating to any of the Transaction Documents or the transactions contemplated thereby. (b) After the Closing, Purchasers shall not, and shall cause their representatives and Affiliates not to, directly or indirectly, for a period of the longer of (i) three (3) years after the Closing Date and (ii) until such information no longer constitutes a trade secret under applicable Law, without the prior written consent of Sellers, disclose to any third party (other than each other and their respective Representatives) any confidential information with respect to the Excluded Assets; provided that the foregoing restriction shall not (a) apply to any information that (i) is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation of this Section or any other confidentiality obligations owed to Sellers), (x) is or becomes generally available to Purchasers from a source other than a Seller or its Affiliates or Representatives, provided that such source is not known by Purchasers to be bound by a duty of confidentiality with Sellers or their respective Affiliates, or (y) Purchasers can establish was independently developed by Purchasers or any of their Affiliates, without use of any confidential information with respect to the Excluded Assets, or (ii) prohibit any disclosure (x) required by Law or the rules and regulations of any applicable national securities exchange so long as, to the extent legally permissible, Purchasers provides Sellers with reasonable prior notice of such disclosure and a reasonable opportunity to contest such disclosure or (y) necessary to be made in connection with the enforcement of any right or remedy relating to any of the Transaction Documents or the transactions contemplated thereby. As soon as reasonably practicable after the Closing, Sellers shall deliver written notice to each Person (other than Purchasers and their Affiliates and Representatives) that signed a confidentiality agreement with Sellers in connection with any actual or potential proposal by such Person to acquire the Business to promptly return or destroy all confidential information delivered thereunder to the extent required by such confidentiality agreement (to the extent Sellers have not already done so). 7.9 Books and Records. (a) In order to facilitate the resolution of any claims made against or incurred by Sellers prior to the Closing, or for any other reasonable purpose, for a period of five (5) years after the Closing, Purchasers shall: (i) retain the Books and Records (including personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Sellers; and (ii) upon reasonable notice, afford the Sellers’ Representatives reasonable access (including the right to make, at Sellers’ expense, photocopies), during normal business hours, to such Books and Records. (b) In order to facilitate the resolution of any claims made by or against or incurred by Purchasers after the Closing, or for any other reasonable purpose, for a period of five (5) years following the Closing, Sellers shall: (i) retain the books and records (including personnel files) of Sellers which relate to the Business and its operations for periods prior to the Closing; and (ii) upon reasonable notice, afford the Purchasers’ Representatives reasonable access (including the right to make, at Purchasers’ expense, photocopies), during normal business hours, to such books and records. (c) Neither Purchasers nor Sellers shall be obligated to provide the other with access to any books or records (including personnel files) pursuant to this Section 7.9 where such access would violate any Law. 7.10 Publicity. Promptly following the execution of this Agreement, Purchasers shall issue a press release mutually agreed upon by Sellers. Other than this mutually agreeable press release, no Seller, nor any Principal or any of their respective Affiliates shall issue any press release or public announcement concerning this Agreement or any of the transactions contemplated hereby or make any other public disclosure containing the terms of this Agreement

37 without Purchaser’s prior consent, which consent shall not be unreasonably withheld or delayed. The parties acknowledge that Purchasers will make disclosures regarding the terms of this Agreement and the transactions contemplated hereby, including in filings with the Securities and Exchange Commission. 7.11 Collection of Receivables. Sellers agree to use commercially reasonable efforts to cooperate with Purchasers in notifying franchisees of the Business to make all payments in connection with the Business directly to the applicable Purchaser (except as to any Excluded Asset) and shall otherwise direct correspondence and inquiries relating to the Business to the applicable Purchaser. 7.12 Tax Matters. (a) Each Seller shall pay, when due, all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of any of the transactions contemplated by this Agreement and shall, at its own expense, file all necessary Tax Returns and other documentation with respect to such Taxes, fees and charges. (b) Following the Closing, Sellers and Purchasers shall, as reasonably requested by the other: (i) assist the other party in preparing any Tax Returns relating to any Business which such other party is responsible for preparing and filing; (ii) cooperate fully in preparing for any Tax audit of, or dispute with, any Taxing Authority regarding, and any Legal Proceeding relating to, liability for Taxes, in the preparation or conduct of any Legal Proceeding or investigation of claims, and in connection with the preparation of financial statements or other documents to be filed with any Taxing Authority, in each case with respect to the Business; and (iii) make available to the other party, as reasonably requested, and to any Taxing Authority all information, records, and documents relating to Taxes relating to the Business. (c) All real property Taxes, personal property Taxes and similar ad valorem obligations, if any, levied on the Business or the Purchased Assets for a Straddle Period, whether or not imposed or assessed before or after the Closing Date, shall be apportioned between Purchasers and Sellers based on the number of days of such taxable period included in the taxable period prior to the Closing Date and the number of days of such taxable period on and after the Closing Date. Sellers shall be liable for the proportionate amount of such Taxes that is attributable to the taxable period prior to the Closing Date, and Purchasers shall be liable for the proportionate amount of such Taxes that is attributable to such taxable period on and after the Closing Date. (d) Each Purchaser and each Seller agree to utilize the standard procedure set forth in Revenue Procedure 2004-53 with respect to wage reporting. (e) Sellers shall deliver to Purchasers Florida tax clearance certificates for each Seller as soon as reasonably practicable following the Closing. 7.13 Employees. (a) The employment of all employees of Sellers employed in connection with the Purchased Assets will be terminated by Sellers as of the Closing Date. Purchasers will offer employment without loss of seniority to all eligible employees of Sellers employed in connection with the Purchased Assets, except for the Principals. With respect to those employees of Sellers who accept the offer of employment with Purchasers, Purchasers shall not take any action during the ninety (90) day period following the Closing Date which would constitute a “plant closing” or “mass layoff” (as those terms are defined in the WARN Act). Further, Sellers shall not within ninety (90) days of the Closing Date, effectuate an “employment loss”, “plant closing” or “mass layoff,” as those terms are defined in the WARN Act, affecting in whole or in part any of the Restaurants. Purchasers shall not assume any of Sellers’s employment Liabilities that have accrued on or before the Closing, including without limitation unpaid FICA, FUTA, unemployment Tax, pension or profit-sharing plan contributions, health and welfare benefits, employee fringe benefits, Liabilities under the WARN Act, wages, commissions, severance pay or benefits, bonuses, vacation time or pay, or incentive programs of any type, nor shall Purchasers acquire any interest in or obligation under any pension, profit sharing, retirement, Employee Benefit Plan, Seller Benefit Plan, or other plan of Sellers. Further, Sellers shall remain liable for all employment Liabilities arising out of claims alleging discrimination, harassment, retaliation, failure to pay wages or overtime pay, failure to provide benefits, unlawful termination, misclassification of employees or independent contractors, or any other violation of federal, state or local law filed, threatened, or

38 otherwise pursued by Sellers’ employees prior to the Closing or based on events that arose prior to the Closing. Sellers shall retain all severance obligations, if any, to its employees. Sellers shall retain all Liabilities relating to any Employee Benefit Plan. Notwithstanding the foregoing, Purchasers shall credit each employee it hires with their past employment with Sellers for purposes of determining benefits under Purchaser’s policies, if any, with respect to vacation, sick leave and other paid time off, if any. Purchasers shall be solely responsible for any Liability for accrued benefits for such employees under Purchasers’ policies and plans, if applicable, from and after the Closing Date. (b) Sellers or Sellers’ ERISA Affiliate shall maintain a Health Plan after the Closing Date and provide continuation of health coverage pursuant to COBRA for all M&A Qualified Beneficiaries. “M&A Qualified Beneficiaries” means each individual who is a “qualified beneficiary” whose “qualifying event” occurred prior to or in connection with the sale of the Purchased Assets and who is, or whose qualifying event occurred in connection with, a covered employee whose last employment prior to the qualifying event was associated with the Purchased Assets being sold. (The terms within quotes are as defined in COBRA and its related regulations). On the Closing Date, all Business Employees hired by Purchasers shall become employees of Purchasers and not of Sellers. (c) Purchasers shall cooperate with Sellers in making any notices required by the WARN Act or other applicable federal or state laws, if applicable. 7.14 Post-Closing Audited Financial Statements. To the extent any Purchaser is required under any applicable Laws to file or furnish any audited financial statements prepared in accordance with GAAP to any Governmental Body, including but not limited to the Securities and Exchange Commission, Sellers shall cooperate in good faith (including making available appropriate employees and outside accountants and providing relevant information and access to relevant information), during normal business hours and upon reasonable advance notice, with Purchaser’s preparation within sixty (60) days after the Closing, at Purchaser’s expense, of audited financial statements (prepared in accordance with GAAP and Securities Exchange Act Reg. S-X) for the operations of the Business for the fiscal periods ended December 31, 2021, together with a report on such financial information by the PCAOB registered accounting firm thereon. 7.15 Non-Competition and Non-Solicitation. Both Principals will execute an agreement not to compete in substantially the form attached hereto as Exhibit C. 7.16 Real Property Lease Notices. Sellers will provide Purchasers with copies of all notices from any landlord under each Real Property Lease within three (3) Business Days of receipt of such notice and vice versa. 7.17 Use of Names. Within ten (10) Business Days after the Closing Date, Sellers shall file amendments to its Organizational Documents, and cancellations of any trade name or similar filings, with the applicable Government Authorities, as applicable, to change its name and trade names (or “d/b/a’s”) to names that do not include, and that are not similar to, “Keke’s” or “Keke’s Breakfast Café”. From and after the Closing, neither Seller nor Principals shall use, directly or indirectly, the name “Keke’s,” Keke’s Breakfast Café or any confusingly similar names. 7.18 Undisclosed Contracts. Sellers have delivered to Purchasers true and complete copies of all Assumed Contracts, all of which are listed on Schedule 2.1(f). If after Closing Purchasers identify a Contract relating to the Business that was not previously disclosed by Sellers (each a “New Contract”), Purchasers shall have the option to acquire the New Contract and such Contract shall thereafter become an Assumed Contract, only if so designated by Purchasers in writing. Purchasers shall notify Sellers of their decision as to any such assignment within ten (10) Business Days of identifying the New Contract. 7.19 Restrictions On Dissolution. Sellers shall not dissolve or terminate their corporate or limited liability company existence until at least three (3) years after the Closing. 7.20 No Purchaser Certifications. The Parties acknowledge and agree that neither Purchasers nor any of their Affiliates or their respective owners, directors, officers, employees or agents shall be required to certify, make representations or confirm the accuracy or completeness of applications, documents or other materials related to any COVID-19 Assistance received by Sellers at any time whether prior to, in connection with, or after the Closing. 7.21 Wrong Pocket.

39 (a) In the event that Sellers receive any payment related to any Purchased Asset after the Closing, Sellers shall promptly remit (or cause to be promptly remitted) such payment to the applicable Purchaser. Subject to the terms of this Agreement, in the event that Purchasers receives any payment related to any Excluded Asset after the Closing, Purchasers shall promptly remit (or cause to be promptly remitted) such funds to Sellers. For purposes of clarity, Purchasers are acquiring all customer relationships, Accounts Receivable and all rights to the customers of Sellers. (b) From and after the Closing, with respect to any asset of Sellers which constitutes a Purchased Asset to be transferred to Purchasers at Closing but which was inadvertently not so transferred (each, an “Additional Purchased Asset”), Sellers shall, within five (5) Business Days of the written request of any Purchaser, convey, assign, transfer and deliver to such Purchaser, at no additional cost to such Purchaser, all of Seller’s right, title, and interest in and to such Additional Purchased Asset. Sellers agree that each Additional Purchased Asset transferred to Purchasers pursuant to this Section 7.21 will be transferred free and clear of all Liens, and that each representation, warranty, covenant and indemnity of Sellers in this Agreement that applies to the category of Assets for which the Additional Purchased Asset qualified shall equally apply to such Additional Purchased Asset. 7.22 Survivability. The provisions of this Article VII shall survive the Closing Date. ARTICLE VIII CONDITIONS TO CLOSING 8.1 Conditions to Obligations of Purchasers. The obligation of Purchasers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or wavier by Purchasers) of the following additional conditions: (a) The representations and warranties of Sellers and Principals set forth in this Article V of this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date). (b) Sellers and Principals shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it as of or prior to the Closing Date. (c) Sellers and Principals shall have obtained at their own expense (and shall have provided executed copies thereof to Purchasers) all Required Consents, all of which shall be in full force and effect. (d) No Legal Proceeding shall be pending seeking to, or wherein an unfavorable Order would, (i) prevent the consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) that would affect adversely the right of Purchasers to own, operate or control any of the Purchased Assets, or to conduct the Business as currently conducted, following the Closing. (e) Since the date of this Agreement, no Material Adverse Effect shall have occurred, and no event or circumstance shall have occurred or arisen that would reasonably be expected to result in a Material Adverse Effect. (f) Sellers and Principals shall have duly executed and delivered each Transaction Document (other than this Agreement) to which it is a party and such other documents or deliverables required of it in connection with the Closing under Section 4.2. (g) Purchasers shall have received all Permits that are necessary for it to conduct the Business as conducted by Sellers as of the Closing Date. (h) Purchasers shall have received the Lease Extension.

40 (i) Purchasers shall have received all other documents or deliverables required pursuant to Section 4.2 (other than the Lease Extension). (j) Sellers shall have delivered to Purchasers payoff letters with respect to all secured indebtedness of Sellers and documents evidencing the release or termination of all Liens on the Purchased Assets, and copies of UCC termination statements to be filed upon the Closing with respect to all UCC financing statement evidencing Liens (it being understood and agreed that UCC termination statements may be prepared and filed by the applicable lienholder after such lienholder’s receipt of the applicable payoff amount). (k) That certain Services Agreement between SC & TC Solutions, LLC and an Affiliate of Purchasers dated as of April 29, 2022 and to be effective upon the Closing shall continue to be of full force and effect in accordance with its terms. (l) The Employment Agreement shall continue to be of full force and effect in accordance with its terms. (m) A final determination of the Deal Tax Increase shall have been made and, if applicable, Purchasers shall have made the determination to proceed to consummate the Closing as contemplated by Section 3.4. 8.2 Conditions to Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Sellers) of the following additional conditions: (a) The representations and warranties of Purchasers set forth in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date). (b) Purchasers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them as of or prior to the Closing Date. (c) No Legal Proceeding shall be pending seeking to, or wherein an unfavorable Order would, (i) prevent the consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) that would affect adversely the right of Purchasers to own, operate or control any of the Purchased Assets, or to conduct the Business as currently conducted, following the Closing. (d) Purchasers shall have duly executed and delivered each Transaction Document (other than this Agreement) and such other documents or deliverables required of it in connection with the Closing under Section 4.2. (e) Purchasers shall have paid Sellers the Initial Cash Payment, reduced as set forth in Section 4.2(b). (f) Purchasers shall have delivered the Escrow Amount to the Escrow Agent. (g) Principals shall have been released from any personal guaranty arising under any of the leases that are the subject of the Lease Assignments. ARTICLE IX INDEMNIFICATION 9.1 Survival.

41 (a) The representations and warranties of the Parties contained in this Agreement shall survive for twelve (12) months after the Closing Date; provided that: (A) the representations and warranties of Sellers contained in (i) Section 5.11(b) (Title to Assets) and Section 5.20 (Financial Advisors) shall survive indefinitely, and (ii) Section 5.1 (Organization and Good Standing), Section 5.2 (Authorization of Agreement), Section 5.9 (Taxes), Section 5.14 (Employee Benefit Plans), and Section 5.18 (Environmental Matters) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days (the representations and warranties described in the immediately foregoing clauses (i) and (ii) are individually referred to herein as a “Fundamental Representation” and collectively as the “Fundamental Representations”); and (B) the representations and warranties of Purchasers contained in (i) Section 6.6 (Financial Advisors) shall survive indefinitely, and (ii) Section 6.1 (Organization and Good Standing) and Section 6.2 (Authorization of Agreement) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. Notwithstanding the foregoing, if a written claim or written notice is given under this Article IX with respect to any representation or warranty prior to the expiration of the applicable survival period, the claim with respect to such representation or warranty shall continue until such claim is finally resolved. For the avoidance of doubt, the Parties hereby acknowledge and agree that the survival periods set forth in this Section 9.1(a) constitute contractual statute of limitations and that, subject to the immediately preceding sentence, any claim brought by any Party pursuant to this Article IX must be brought or filed prior to the expiration of the applicable survival period with respect to the provision upon which such claim is based or be forever barred. (b) None of the respective covenants and agreements of the Parties contained in this Agreement shall survive the Closing other than those which by their terms contemplate performance after the Closing, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms, provided that if no term is specified, then the covenant and agreement shall survive for twelve (12) months, provided further that the obligation of a party to provide indemnification under Sections 9.2(c) or 9.3(c)-(d) shall continue indefinitely. 9.2 Indemnification by Sellers and Principals. Subject to Section 9.5 hereof, the Seller Parties, jointly and severally, hereby agree to reimburse, defend, indemnify and hold harmless Purchasers and their Affiliates and their respective directors, officers, employees, stockholders, members, managers, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, “Purchaser Indemnified Parties”) from and against any and all Losses relating to, based upon, resulting from or arising out of: (a) any inaccuracy or breach of any of the representations or warranties made by any Seller Party in this Agreement or any of the other Transaction Documents; (b) any breach of or failure to perform any covenant or agreement made by any Seller Party in this Agreement or any of the other Transaction Documents; or (c) any of the Excluded Assets or Excluded Liabilities. The foregoing agreement to indemnify shall not include any Loss solely resulting from a Purchaser Indemnified Party’s willful misconduct. 9.3 Indemnification by Purchasers. Subject to Section 9.5 hereof, Purchasers hereby jointly and severally agree to reimburse, defend, indemnify and hold harmless the Sellers, the Principals, and their respective directors, officers, employees, stockholders, members, managers, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) from and against any and all Losses relating to, based upon, resulting from or arising out of: (a) any inaccuracy or breach of any of the representations or warranties made by any Purchaser in this Agreement or any of the other Transaction Documents; (b) any breach of or failure to perform any covenant or agreement made by any Purchaser in this Agreement or any of the other Transaction Documents; (c) any of the Assumed Liabilities; or

42 (d) any Liability relating to the Business arising from and after the Closing Date, except to the extent expressly covered by the Seller Parties’ indemnification obligations under Section 9.2. The foregoing agreement to indemnify shall not include any Loss solely resulting from a Seller Indemnified Party’s willful misconduct. 9.4 Certain Limitations. The Person or Persons making a claim under this Article IX is referred to as the “Indemnified Party,” and the Person or Persons against which such claims are asserted under this Article 9 is referred to as the “Indemnifying Party.” Notwithstanding anything to the contrary in this Agreement, the indemnification provided for in Section 9.2 and Section 9.3 of this Agreement shall be subject to the following limitations: (a) Other than with respect to indemnification with respect to breaches of the Fundamental Representations, in which cases the following limitation shall not apply, the Seller Parties shall not be liable to the Purchaser Indemnified Parties for indemnification under Section 9.2(a) of this Agreement until the aggregate amount of all Losses in respect of indemnification under Section 9.2(a) of this Agreement exceeds four hundred twelve thousand five hundred dollars ($412,500) (the “Deductible”), in which event the Indemnifying Parties shall only be required to pay or be liable for Losses in excess of the Deductible. (b) Subject to Section 9.5(a) of this Agreement, the Purchaser Indemnified Parties shall not be indemnified pursuant to Section 9.2(a) of this Agreement with respect to any Loss if the aggregate amount of all Losses for which the Purchaser Indemnified Parties have received indemnification pursuant to Section 9.2(a) of this Agreement is equal to or has exceeded an amount equal to five million dollars($5,000,000) (the “Cap”); provided, however that, notwithstanding the foregoing in this Section 9.4(b), with respect to Losses incurred or sustained by, or imposed upon the Purchaser Indemnified Parties based upon, arising out of, with respect to or by reason of breaches of the Fundamental Representations or a Seller Party’s Fraud, the Purchaser Indemnified Parties shall be indemnified pursuant to Section 9.2(a) of this Agreement with respect to any Loss if the aggregate amount of all Losses for which the Purchaser Indemnified Parties have received indemnification pursuant to Section 9.2(a) of this Agreement has exceeded the Cap. 9.5 Indemnification Procedures. (a) In the event that any Legal Proceedings shall be instituted, or that any claim shall be asserted, by any Person not party to this Agreement in respect of an Indemnification Claim, the party seeking indemnification (the “Indemnified Party”) shall promptly cause written notice of the assertion of any Indemnification Claim of which it has knowledge that is covered by this indemnity to be delivered to the party from whom indemnification is sought (the “Indemnifying Party”); provided, that no delay on the part of the Indemnified Party in giving any such notice shall relieve the Indemnifying Party of any indemnification obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is materially prejudiced by such delay. The Indemnifying Party shall have the right, at its sole option and expense, to engage counsel of its choice, which must be reasonably satisfactory to the Indemnified Party, to defend the Indemnified Party against any Indemnification Claim and if the Indemnifying Party elects to defend against any Indemnification Claim, it shall within twenty (20) Business Days (or sooner, if the nature of the Indemnification Claim so requires) (the “Dispute Period”) notify the Indemnified Party of its intent to do so. If the Indemnifying Party does not elect within the Dispute Period to defend the Indemnified Party against any Indemnification Claim, the Indemnified Party may defend against such Indemnification Claim. If the Indemnifying Party elects to defend the Indemnified Party against any Indemnification Claim, (i) the Indemnifying Party shall use its commercially reasonable efforts to defend and protect the interests of the Indemnified Party with respect to such Indemnification Claim, (ii) the Indemnified Party, prior to or during the period in which the Indemnifying Party assumes the defense of such matter, may take such reasonable actions as the Indemnified Party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Indemnified Party’s rights to defense and indemnification pursuant to this Agreement, (iii) the Indemnifying Party shall be deemed to have agreed that it shall indemnify the Indemnified Party for such Indemnification Claim pursuant to the provisions of this Article IX and (iv) the Indemnified Party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (A) so requested by the Indemnifying Party to participate or (B) based upon the advice of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party, or there are defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party, that would make such separate representation advisable. The parties hereto agree to cooperate fully with each other in connection

43 with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 9.6 to the contrary, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise, or permit a default or consent to entry of any judgment with respect to, any Indemnification Claim (each, a “Settlement”) unless (i) the claimant and such Indemnifying Party provide to such Indemnified Party an unqualified release from all Liability in respect of the Indemnification Claim, (ii) such Settlement does not impose any Liabilities on the Indemnified Party, and (iii) with respect to any non-monetary provision of such Settlement, such provisions would not, in the Indemnified Party’s reasonable judgment, have or be reasonably expected to have any material adverse effect on the Business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Indemnified Party. (b) If the Indemnifying Party does not undertake within the Dispute Period to defend the Indemnified Party against an Indemnification Claim, then the Indemnifying Party shall have the right to participate in any such defense at its sole cost and expense, but, in such case, the Indemnified Party shall control the investigation and defense and may settle or take any other actions the Indemnified Party deems reasonably advisable without in any way waiving or otherwise affecting the Indemnified Party’s rights to indemnification pursuant to this Agreement. (c) In the event and to the extent that an Indemnified Party should have an Indemnification Claim against the Indemnifying Party hereunder which it determines to assert, but which does not involve a Legal Proceeding or claim by a third party, the Indemnified Party shall send written notice to the Indemnifying Party describing in reasonable detail the nature of such Indemnification Claim and the Indemnified Party’s estimate of the amount of Losses attributable to such Indemnification Claim. The Indemnifying Party shall have twenty (20) Business Days from the date such claim notice is delivered during which to notify the Indemnified Party in writing of any good faith objections it has to the Indemnified Party’s notice or Indemnification Claim, setting forth in reasonable detail each of the Indemnifying Party’s objections thereto. If the Indemnifying Party does not deliver such written notice of objection within such twenty (20) Business Day period, the Indemnifying Party shall be deemed to have accepted responsibility for the prompt payment of the Indemnified Party’s Indemnification Claim, and shall have no further right to contest the validity of such Indemnification Claim. If the Indemnifying Party does deliver such written notice of objection within such twenty (20) Business Day period, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any such dispute within thirty (30) days of the delivery by the Indemnifying Party of such written notice of objection, and if not resolved in such thirty (30) day period, may be resolved through Legal Proceedings brought by either party or by such other means as such parties mutually agree. (d) If Sellers do not deliver a written notice of objection to a Purchaser Indemnified Party with respect to an Indemnification Claim in accordance with Section 9.6(c), or an Indemnification Claim of a Purchaser Indemnified Party has been finally resolved by a Law or a Governmental Body with respect to which all appeals have been determined or rights to appeal have expired, by a Settlement or by agreement of such Purchaser Indemnified Party and Sellers (in any such case, a “Resolution”), the amount of Losses incurred by such Purchaser Indemnified Party with respect to such Indemnification Claim shall be the joint and several obligations of the Seller Parties and shall be paid to such Purchaser Indemnified Party promptly following such Resolution; provided, that Losses payable to a Purchaser Indemnified Party pursuant to this Article IX shall be satisfied: (i) from the Escrow Fund; and (ii) to the extent the amount of Losses exceeds the amounts available to the Purchaser Indemnified Party in the Escrow Fund, from Seller Parties. 9.6 Tax Treatment of Indemnity Payments. Sellers and Purchasers agree to treat any indemnity payment made pursuant to this Article IX or otherwise as an adjustment to the consideration for the Purchased Assets for federal, state, local and foreign income tax purposes. 9.7 Exclusive Remedies. After the Closing, except in the case of Fraud, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein it may have against the other parties hereto arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article IX. Nothing in this Section 9.7 shall limit, interfere with or impede: (i) the operation of the covenants contained in this Agreement that by their nature are required to be performed after the Closing, (ii) any Person’s right to seek and obtain any equitable relief (including specific performance or injunctive relief), or (iii) any Person’s right to seek and obtain any remedy on account of any party’s Fraud.

44 9.8 Release of Escrow. The Escrow Amount shall be held by and only released by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement. Promptly after twelve (12) months following the Closing Date (the “General Cut-Off Date”), Sellers and Purchasers shall deliver joint written instructions to the Escrow Agent to distribute to Sellers out of the Escrow Amount an amount equal to (a) the amounts then-remaining in the Escrow Fund at such time less (b) the aggregate amount of all Losses specified in any then- unresolved claims made by any Purchaser Indemnified Parties (the “Pending Claims”). Promptly after all Pending Claims have been resolved and satisfied by a final settlement by Purchasers and Sellers or a final, non-appealable judgment has been rendered with respect to the Pending Claims after the General Cut-Off Date and all amounts have been paid in full satisfaction thereof to Purchasers, Seller and Purchasers shall deliver joint written instructions to the Escrow Agent to distribute to Sellers the amounts thereafter remaining in the Escrow Amount (if any). ARTICLE X TERMINATION 10.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the parties; (b) by Purchasers by written notice to Sellers if: (i) Purchasers are not then in breach of any provision of this Agreement and any Seller Party is in breach of any representation, warranty or covenant contained in this Agreement that would give rise to the failure of any of the conditions specified in Section 8.1 and such breach cannot be cured by the Seller Parties ten (10) days after Purchasers send written notice of such breach; (ii) the Closing shall not have occurred on or before July 14, 2022 (the “Drop Dead Date”) by reason of the failure of any condition precedent under Section 8.1 (unless the failure results primarily from a breach by any Purchaser of any representation, warranty or covenant contained in this Agreement); or (iii) if the Deal Tax Increase exceeds the Deal Tax Adjustment Cap. (c) by Sellers by written notice to Purchasers if: (i) Sellers are not then in breach of any provision of this Agreement and any Purchaser is in breach of any representation, warranty or covenant contained in this Agreement that would give rise to the failure of any of the conditions specified in Section 8.2 and such breach cannot be cured by Purchaser ten (10) days after Sellers send written notice of such breach; or (ii) the Closing shall not have occurred on or before the Drop Dead Date by reason of the failure of any condition precedent under Section 8.2 (unless the failure results primarily from a breach by any Seller of any representation, warranty or covenant contained in this Agreement); (d) by any Purchaser or Seller in the event that: (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or (ii) any Governmental Body shall have issued an Order restraining or enjoining the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable. 10.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 10.1, all obligations of the parties hereunder shall terminate without any Liability of any party to the other parties; provided, however, that (a) the Confidentiality Letter dated October 20, 2021 shall remain in full force and effect for the term provided for therein, (b) Section 7.13, this Article X, and Article XI will survive such termination; (c) no such termination will relieve any Party from liability for any Fraud or intentional and knowing breach of this Agreement by such Party prior to such termination.

45 10.3 Termination Fee. (a) If this Agreement is terminated by Sellers pursuant to Section 10.1(c)(i) or if this Agreement is terminated by Purchasers pursuant to Section 10.1(b)(ii) solely as a result of the failure of the condition in Section 8.1(h) to occur or Section 10.1(b)(iii) (each, an “Applicable Termination Section”), then Purchasers will pay to Sellers, within two (2) Business Days after such termination, a termination fee equal to two hundred fifty thousand dollars ($250,000) (the “Termination Fee”). (b) Purchasers acknowledge and agree that the provisions of this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that, without such provisions, the Sellers would not have entered into this Agreement. If Purchasers shall fail to pay the Termination Fee to the Sellers within two (2) Business Days after the termination of this Agreement pursuant to an Applicable Termination Section, and, in order to obtain the payment from Purchasers of the Termination Fee, the Sellers (or any Seller, individually) makes a claim (including any Legal Proceeding) against Purchaser(s) that results in a judgment against Purchaser(s), Purchasers shall, jointly and severally, pay the Termination Fee to the Sellers, plus the reasonable costs and expenses of the Sellers (including their reasonable attorneys’ fees and expenses) incurred or accrued in connection with such claim. Additionally, if Purchasers shall fail to pay the Termination Fee to the Sellers within two (2) Business Days after the termination of this Agreement pursuant to an Applicable Termination Section, Purchasers shall, jointly and severally, pay to Sellers interest on the Termination Fee and, as applicable, on the amounts of any costs and expenses payable by Purchasers pursuant to the immediately foregoing sentence at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. ARTICLE XI MISCELLANEOUS 11.1 Expenses. Except as otherwise expressly provided in this Agreement, Purchasers and the Seller Parties shall bear their own expenses incurred in connection with the negotiation, preparation and execution of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby, including all fees and disbursements of counsel, accountants, investment bankers and other advisors retained by such party. 11.2 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located in the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 11.5. (c) WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE RELATED AGREEMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

46 11.3 Entire Agreement; Amendments and Waivers. This Agreement (including the Schedules and exhibits hereto) and the Transaction Documents represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. 11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State, without reference to conflict of law rules that would require the application of the Laws of another jurisdiction. 11.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other party(ies) pursuant to this provision). If to Sellers or Principals to the addresses set forth on Schedule 11.5. With a copy (which shall not constitute notice) to: Steven A. Weinberg, Esq. Frank, Weinberg & Black, P.L. 7805 S.W. 6th Court Plantation, FL 33324 sweinberg@fwblaw.net If to Purchasers, to: Denny’s Corporation 203 East Main Street Spartanburg, SC 29319 Attention: General Counsel With a copy (which shall not constitute notice) to: Christopher J. Gyves Womble Bond Dickinson (US) LLP One West Fourth Street Winston-Salem, NC 27101 d: 336-721-3634 e: Christopher.Gyves@wbd-us.com 11.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby

47 is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Except as otherwise expressly provided for in this Agreement, nothing contained in any representation or warranty, or the fact that any representation or warranty may or may not be more specific than any other representation or warranty, shall in any way limit or restrict the scope, applicability or meaning of any other representation or warranty contained in this Agreement. 11.7 Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement, except as otherwise contemplated by Sections 9.2 and 9.3. No assignment of this Agreement or of any rights or obligations hereunder may be made by Sellers or Purchasers, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempted assignment without the required consents shall be void; provided, however, that Purchasers may assign their rights, interests and obligations hereunder to any of its Affiliate(s) that is wholly-owned, directly or indirectly, by Denny’s Corporation, a Delaware corporation; provided, further, that no assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchasers shall apply to any such assignee(s) unless the context otherwise requires. 11.8 Specific Performance. The parties acknowledge and agree that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy. Sellers and Purchasers accordingly agree that the non-breaching party shall be entitled, in addition to any other remedies available under applicable Law or this Agreement, to enforce the terms of this Agreement by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach or threatened breach of this Agreement, without the requirement to post bond or other security. 11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 11.10 Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any Party hereto or of any Affiliate of any Party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any Party hereto under this Agreement or for any Action or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby. [signature pages follow]

Asset Purchase Agreement IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above. SELLERS K2 RESTAURANTS, INC. By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: President KEKE’S BUTLER NORTH LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S CORTEZ INC. By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: President KEKE’S DURBAN PARK LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S LAKEWOOD RANCH INC. By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: President KEKE’S LARGO LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S STRAND LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S WEST TENNESSEE STREET LLC By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: Manager KEKE’S MARKETPLACE BREAKFAST, INC. By: /s/ Kevin E. Mahen Name: Kevin E. Mahen Title: President PRINCIPALS /s/ Keith Mahen KEITH MAHEN /s/ Kevin Mahen KEVIN MAHEN

Asset Purchase Agreement IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above. PURCHASER DENNY’S CORPORATION By:/s/ John C. Miller John C. Miller Chief Executive Officer By:/s/ Robert P. Verostek Robert P. Verostek Executive Vice President and Chief Financial Officer By:/s/ Gail Sharp Myers Gail Sharp Myers Executive Vice President, Chief Legal Officer, Chief People Officer, and Secretary

SCHEDULES [Intentionally Omitted]

EXHIBIT A FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT [Intentionally Omitted]

EXHIBIT B FORM OF BILL OF SALE [Intentionally Omitted]

EXHIBIT C FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT [Intentionally Omitted]

EXHIBIT D FORM OF TRADEMARK AND DOMAIN NAME ASSIGNMENT [Intentionally Omitted]